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                                                                    EXHIBIT 3.11

                               INSTRUMENTO NUMERO
                        VEINTINUEVE MIL SEISCIENTOS SIETE

            En la Ciudad de Mexico, Distrito Federal, a los dos dias del mes de enero de mil novecientos noventa y uno.

            ROBERTO NUNEZ Y BANDERA, Notario en Ejercicio, Titular de la Notaria numero Uno de este Distrito, hago constar:

            El CONTRATO DE SOCIEDAD que otorgan JAFRA COSMETICS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada por la Licenciada Leticia Navarro Ochoa, PLUMIBOL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada por el Senor Miquel Angel Castaneda Perez, CALZADA MARIANO ESCOBEDO 151-155, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada por el Senor Gustavo Nadrinan Micolta, BRAUN DE MEXICO Y COMPANIA, DE CAPITAL VARIABLE, representada por el Licenciado Luis Alfonso Cervantes Numiz, y ORAL-B LABORATORIOS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada por el Senor Victor Manuel Rocha Duran, en los terminos de las siguientes declaraciones y clausulas:

                                  DECLARACIONES

            I. Los comparecientes me exhiben y agrego al apendice de este protocolo con el numero de este instrumento y letra "A", el permiso otorgado por la Secretaria de Relaciones Exteriores, que en su parte conducente dice:
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            Un Sello: ESTADOS UNIDOS MEXICANOS. SECRETARIA DE RELACIONES
EXTERIORES MEXICO. FOLIO NO. 83292. EXPEDIENTE NO. 09/53752/90. PERMISO NO. 047743.

            H. SECRETARIA DE RELACIONES EXTERIORES. DIRECCION GENERAL DE ASUNTOS JURIDICOS. DIRECCION DE PERMISOS ARTICULO 27 CONSTUTUCIONAL...

            ...Tlatelolco, D.F., a veintinueve de agosto de mil novecientos noventa.

            (X) SI Se concede permiso para constituir una sociedad que se denominara REDAY, S.A. DE C.V. ...

            ...En caso de proceder este permiso, quedara condicionado a que en la escritura constitutiva se inserte la clausula de exclusion de extranjeros prevista en el Articulo 30 o el convenio que senala el Articulo 31, ambos del Reglamento de la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera.

            El Notario Publico ante quien se protocolice este permiso, debera dar aviso a la Secretaria de Relaciones Exteriores dentro de los 90 dias naturales a partir de la fecha de autorizacion de la escritura sobre el uso del permiso o, en su caso, del convenio sobra la renuncia a que se hace referencia en el parrafo que antecede.

            Lo anterior se comunica con fundamento en el Articulo 27 Constitucional Fraccion I, 1o. de su ley Organica, 17 de la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera y en los terminos del Articulo 28 fraccion V de la Ley Organica de la Administracion Publica Federal. Este permiso dejara de surtir efectos si


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no se hace uso del mismo dentro de los 90 dias habiles siguientes a la fecha de su expedicion.

            SUFRAGIO EFECTIVO. NO REELECCION P.O. DEL SECRETARIO. EL DIRECTOR DE PERMISOS ARTICULO 27 CONSTITUCIONAL. LIC. LUIS E. RICAUD VELASCO (FIRMADO).

            Esto expuesto los comparecientes otorgan:

                                 CLAUSULA UNICA

            Los comparecientes constituyen una SOCIEDAD ANONIMA DE CAPITAL VARIABLE, de acuerdo con la Ley General de Sociedades Mercantiles, la que se regira pro los siguientes:

                                E S T A T U T O S

                      NOMBRE, DOMICILIO, OBJETO Y DURACION

            ARTICULO PRIMERO. La denominacion de la sociedad es "REDAY" y debera ir siempre seguida de las palabras sociedad anonima de capital variable, o de su abreviatura "S.A. de C.V.".

            ARTICULO SEGUNDO. El domicilio de la sociedad es el Distrito Federal, Mexico; sin embargo, podra establecer agencias o sucursales en cualquier otra parte de la Republica Mexicana o del extranjero y someterse a domicilios convencionales.


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            ARTICULO TERCERO. La sociedad tendra por objecto:

            1) Adquirir, establecer, disponer de, dar o tomar en arrendamiento o subarrendamiento, en comodato o en subcomodato, administrar, operar o poseer en cualquier forma permitida por la ley fabricas, plantas industriales, talleres, laboratorios, almacenes o bodegas, oficinas tiendas y otros establecimientos y bienes inmuebles con el fin de otorgar gratuita u onerosamente su uso y goce a terceros en virtud de contratos de arrendamiento, subarrendamiento, comodato o subcomodato, o cualquier otro titulo juridico;

            2) Construir, edificar, reparar, reconstruir, demoler, planear y disenar toda clase de casas habitacion, edificios, estructuras, fabricas, plantas industriales, talleres, laboratorios, almacenes o bodegas, oficinas, tiendas y otros establecimientos y bienes inmuebles;

            3) Adquirir, enanjenar, importar, exportar, gravar, dar o tomar en arrendamiento y negociar en cualquier forma con toda clase de bienes muebles;

            4) Prestar y recibir servicios de contruccion, diseno y consultoria, asi como servicios administrativos y de supervision;

            5) Prestar toda clase de servicios tecnicos, admistrativos o de supervision a negociaciones comerciales o industriales en Mexico o en el extranjero y recibir tales servicios;


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            6) Solicitar, comprar, vender, dar or tomar en uso, ceder, registrar
y adquirir marcas industriales y de servicios, nombres comerciales, derechos de autor, patentes, invenciones y procesos, asi como disponer de ellos;

            7) Actuar como contratista, subcontratista, agente or representante y designar subcontratistas, agentes o representantes;

            8) Adquirir acciones, participaciones, partes de interes y obligaciones de toda clase de empresas o sociedades, sean civiles o mercantiles, y formar parte de ellas;

            9) Representar o ser agente o comisionista de negociaciones comerciales o industriales o extranjeras;

            10) Dar o tomar dinero en prestamo con o sin garantia, emitir bonos, valores hipotecarios, obligaciones y cualquiera otros titulos de credito con la intervencion de las instituciones senaladas por la ley, y otorgar fianzas o garantias de cualquier clase respecto de obligaciones contraidas o de titulos emitidos o aceptados por la propia sociedad o por terceros;

            11) Emitir, suscribir, aceptar y negociar en cualquier forma con titulos de credito; y

            12) Ejecutar toda clase de actos y celebrar toda clase de contratos permitidos por la ley.

            ARTICULO CUARTO. La sociedad tendra una duracion de noventa y nueve anos contados a partir de la fecha de su constitucion.


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                            CAPITAL SOCIAL Y ACCIONES

            ARTICULO QUINTO. El capital social es variable. El capital fijo sin derecho a retiro es de DIEZ MILLIONES DE PESOS, Moneda Nacional, representado por Diez Mil acciones ordinarias, nominativas, con valor nominal de MIL PESOS, Moneda Nacional cada una.

            Corresponderan a la Serie "A" aquellas acciones representativas de la parte fija del capital social que sean propiedad de personas fisicas o morales cuya inversion se considere como mexicana en los terminos de la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera. Corresponderan a la Serie "A-1" aquellas acciones representativas de la parte variable del capital social que sean propiedad de personas fisicas o morales cuya inversion se considere como mexicana en los terminos de la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera.

            Corresponderan a la Serie "B" aquellas acciones representativas de la parte fija del capital social que sean propiedad de personas fisicas o morales cuya inversion se considere como extranjera en los terminos de la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera. Corresponderan a la Serie "B-1" aquellas acciones representativas de la parte variable del capital social que sean propiedad de personas fisicas o morales cuya inversion se considere como extranjera en los terminos de la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera.


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            En todo caso, la participacion de la inversion extranjera en el capital de la sociedad habra de sujetarse a las disposiciones aplicables a la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera.

            Los certificados provisionales y los titulos definitivos representativos de las acciones deberan cumplir con los requisitors establecidos en el articulo ciento vienticinco de la Ley General de Sociedades Mercantiles; podran amparar una o mas acciones y estaran firmados por dos miembros del Consejo de Administracion o por el Administrador Unico, segun sea el case.

            ARTICULO SEXTO. Cada aumento o reduccion del capital social, ya sea que corresponda al capital fijo o a la parte variable, sera decretado por Asamblea General Estraordinaria de Accionistas, de confirmidad con lo dispuesto por la Ley General de Sociedades Mercantiles.

            En los terminos del articulo ciento treinta y dos de la Ley General de Sociedades Mercantiles, en el caso de aumento de capital los accionistas tendran derecho preferente para sucribir las acciones representativas del aumento en proporcion al numero de acciones de que sean titulares.

            Las resoluciones de las Asambleas Generales Extraordinarias de Accionistas en las que se acuerde aumento de capital seran publicadas en el periodico oficial del domicilio de la sociedad. Ademas, las mencionadas resoluciones se notificaran a los accionistas por medio de cartas que se enviaran por correo certificado con anterioridad a la fecha de su publicacion, a las direcciones que aparezcan registradas en el


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Libro de Registro de Acciones de la sociedad. En caso de que existan accionistas domiciliados en el extranjero, dichas cartas se enviaran por correo aereo certificado.

            Los accionistas deberan ejercer su derecho preferente antes mencionado dentro de los quince dias de calendario siguientes a la fecha de publicacion de la resolucion. Sin embargo, si la totalidad del capital social estuviere representado en alguna Asamblea que decretase increments de capital, el periodo de quince dias de calendario se computara a partir de la fecha de la Asamblea correspondiente y los accionistas se daran por notificados de la resolucion desde la fecha de la Asamblea, por lo que la publicacion y notificacion de la resolucion de incremento de capital no seran necesarias.

            ARTICULO SEPTIMO. La sociedad podra adquirir las acciones representativas de su propio capital social para su amortizacion con utilidades repartibles mediante resolucion al efecto de la Asamblea General Extraordinaria de Accionistas, sin disminucion del capital social. La designacion de las acciones que hayan de ser amortizadas se hara por sorteo, en los terminos y condiciones que disponga la Asamblea General Extraordinaria de Accionistas o, por delegacion especifica de esta, el Consejo de Administracion sujetandose al monto maximo de utilidades repartibles que habra de ser fijado por la propia Asamblea. Los titulos de las acciones amortizadas quedaran extinguidos.


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

                          ADMINISTRACION DE LA SOCIEDAD

            ARTICULO OCTAVO. La administracion de la sociedad estara confiada a un Administrador Unico o a un Consejo de Administracion formado por el numero de miembros que determine la Asamblea de Accionistas. Si la Asamblea lo considera pertinente, podra designar un Administrador Unico Suplente o a Consejeros Suplentes, segun sea el caso. Los Consejeros y sus Suplentes podran ser o no accionistas; desempenaran sus cargos hasta que las personas designadas para substituirlos tomen posesion de sus puestos; podran ser reelectos y recibiran las remuneraciones que determine la Asamblea de Accionistas.

            ARTICULO NOVENO. En el evento de que la sociedad sea administrada por un Consejo de Administracion, cualquier accionista o grupo de accionistas que represente cuando menos el veinticinco por ciento del capital social tendra el derecho de designar a un miembro del Consejo y a su Suplente, si hubiere Suplentes. En caso de que ningun accionista o grupo de accionistas ejerciera el derecho de las minorias establecido en este articulo, todos los miembros del Consejo de Administracion seran designados por mayoria de votos.

            ARTICULO DECIMO. El Consejo de Administracion o el Administrador Unico, en su caso, sera el representante legal de la sociedad y tendra las siguientes facultades y oblicaciones: 1.- Ejercitar el poder para pleitos y cobranzas, con todas las facultades, generales y las especiales que requieran de clausula especial de acuerdo con la ley, sin limitacion alguna, de conformidad con lo dispuesto por el primer parrafo del


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articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito
Federal y articulos correlatives de los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos, estando por lo tanto facultado para desistirse de procedimientos, aun del juicio de amparo, formular querellas y denuncias penales y desistirse de ellas; coadyuvar con el Ministerio Publico y otorgar perdon; transigir; someterse a arbitraje formular y absolver posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante autoridades y tribunales penales, civiles, administrativos y del trabajo; 2.- Administrar bienes de acuerdo con lo dispuesto por el segundo parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 3.- Ejecutar actos de dominio de acuerdo con lo previsto en el tercer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos de los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 4.- Suscribir titulos de credito de conformidad con el articulo noveno de la Ley General de Titulos y Operaciones de Credito; 5.-
Abrir, operar y cerrar cuentas bancarias a nombre de la sociedad y designar a las personas que puedan girar contra las mismas; 6.- Nombrar y remover al director general y demas directores, gerentes, funcionarios y empleados de la sociedad y determinar sus condiciones de trabajo, remuneraciones y facultades; 7.- Formular reglamentos interiores de trabajo; 8.- Convocar Asambleas de Accionistas y ejecutar sus resoluciones; 9.- Llevar a cabo todos


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los actos autorizados por estos estatutos o que sean consecuencia de los mismos;
10.- Conferir poderes generales y especiales en los terminos de los puntos uno, dos, tres, cuatro y cinco anteriores, con o sin facultades de substitucion, asi como revocar los poderes que hubieren sido otorgados.

            ARTICULO DECIMO PRIMERO. Cuando la sociedad sea administrada por organo colegiado el Presidente y el Secretario del Consejo de Administracion seran designados por la Asamblea de Accionistas o por el Consejo de Administracion, y tendran las facultades que se les otorguen al ser designados. El Secretario podra ser o no miembro del Consejo.

            ARTICULO DECIMO SEGUNDO. Para que las sesiones del Consejo de Administracion sean validas se requerira, en todo caso, la asistencia de la mayoria de sus miembros o de sus respectivos suplentes. El Consejo de Administracion adoptara sus resoluciones por mayoria de votos de los miembros presentes en cada Sesion.

            ARTICULO DECIMO TERCERO. El Presidente no tendra voto de calidad en caso de empate. Si el Presidente o el Secretario no asisten a la Sesion, el cargo respective, para efectos de la Sesion, sera ocupado por el Consejero designado por mayoria de votos de los miembros presentes. Las actas de Sesiones del Consejo seran transcritas en un libro especialmente autorizado y seran firmadas por quienes actuen como Presidente y Secretario de cada Sesion, asi como por cualquier Consejero que asistiere y deseare hacerlo.


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            ARTICULO DECIMO CUARTO. Para garantizar el desempeno de sus cargos el Administrador Unico o, en su caso, los Consejeros y sus respectivos Suplentes, al tomer posesion, depositaran con la sociedad la cantidad de cien mil pesos, moneda nacional, cada uno, o, a su eleccion, exhibiran poliza de fianza otorgada por compania autorizada por igual suma. Los Consejeros o el Administrador Unico, segun sea el caso, no podran retirar las garantias otorgadas hasta que su gestion haya sido aprobada por Asamblea de Accionistas. Los directores y demas funcionarios de la sociedad otorgaran las garantias que determine la Asamblea de Accionistas o el Consejo de Administracion que los designe.

                            VIGILANCIA DE LA SOCIEDAD

            ARTICULO DECIMO QUINTO. La vigilancia de la sociedad estara encomendada a uno o dos Comisarios, segun lo determine la Asamblea de Accionistas. Si la Asamblea lo considerare pertinente designara uno o dos Comisarios Suplentes.

            ARTICULO DECIMO SEXTO. Los comisarios no necesitan ser accionistas de la sociedad; podran ser reelectos y desempenaran su cargo hasta que las personas designadas para suplirlos tomen posesion de los mismos.

            ARTICULO DECIMO SEPTIMO. Los comisarios tendran las facultades y las obligaciones establecidas en el articulo ciento sesenta y seis de la Ley General de Sociedades Mercantiles.


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            ARTICULO DECIMO OCTAVO. Los Comisarios otorgaran las garantias senaladas en el articulo decimo cuarto de estos estatutos para los Consejeros y solo podran retiralras cuando su gestion haya sido aprobada pro Asamblea de Accionistas.

                            ASAMBLEAS DE ACCIONISTAS

            ARTICULO DECIMO NOVENO. Las Asambleas de Accionistas se celebraran en el domicilio de la sociedad. Seran Extraordinarias las Asambleas convocadas para tratar cualquiera de los asuntos incluidos en el articulo ciento ochenta y
o dos de la Ley General de Sociedades Mercantiles. Todas las demas Asambleas seran Ordinarias.

            ARTICULO VIGESIMO. Las convocatorias para Asambleas de Accionistas deberan ser hechas por el Administrador Unico o por el Presidente o el Secretario del Conejo de Administracion, segun sea el caso, o, en la medida en que lo permita la Ley, por el Comisario o Comisarios. Sin embargo, los accionistas que representen cuando menos un treinta y tres por ciento del capital social podran solicitar por escrito, en cualquier tiempo, que el Administrador Unico o el Consejo de Administracion, segun sea el caso, o los Comisarios, convoquen a Asamblea de Accionistas para tratar los asuntos especificados en su solicitud. Cualquier accionista titular de una o mas acciones tendra el mismo derecho en cualquiera de los casos senalados en el articulo ciento ochenta y cinco de la Ley General de Sociedades Mercantiles. Si el Administrador Unico o el Presidente o el Secretario del Consejo de Administracion, segun sea el caso, o los Comisarios, no hicieren la convocatoria dentro


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de los quince dias siguientes a la fecha de la solicitud, un Juez de lo Civil o de Distrito del domicilio de la sociedad hara la convocatoria a peticion de cualquier accionista interesado, debiendo exhibir sus acciones para tal efecto, de conformidad con lo previsto por la ley.

            ARTICULO VIGESIMO PRIMERO. Las convocatorias para Asambleas se publicaran en el Diario Oficial de Federacion o en el periodico oficial del Distrito Federal, con por lo menos quince dias de anticipacion a la fecha fijada para la Asamblea. Ademas, las convocatorias notificaran por carta a los accionistas, que se enviaran por correo certificado, con anterioridad a la fecha publicacion de la convocatoria, a las direcciones aparezcan en el Libro de Registro de Acciones de sociedad. Tratandose de accionistas domiciliados en el extranjero, dichas cartas se enviaran por correo aereo certificado. Las convocatorias contendran la Orden del Dia y estaran firmadas por quien las expida.

            ARTICULO VIGESIMO SEGUNDO. Las Asambleas podran celebrarse sin previa publicacion de convocatoria si el capital social esta representado en su totalidad y participa al momento de la votacion.

            ARTICULO VIGESIMO TERCERO. Solo los accionistas que aparezcan inscritos en el Libro de Registro de Acciones de la sociedad como titulares de una o mas acciones, seran admitidos en Asambleas.

            ARTICULO VIGESIMO CUARTO. Los accionistas podran ser representados en Asambleas por la persona o personas que designen mediante carta poder


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firmada ante dos testigos, o por cualquier otra forma de mandato conferido de acuerdo con la ley.

            ARTICULO VIGESIMO QUINTO. Las actas de las Asambleas se transcribiran a un libro especialmente autorizado y deberan ser firmadas por las personas que hayan fungido como Presidente y Secretario de la Asamblea, asi como por los Comisarios presentes y por los accionistas o representantes de accionistas que desearen firmar.

            ARTICULO VIGESIMO SEXTO. Las Asambleas seran presididas por el Administrador Unico o por el Presidente del Consejo de Administracion, segun sea el caso. Sin embargo, en caso de que quien desempene alguno de los cargos mencionados estuviere ausente, la Asamblea en cuestion sera presidida por la persona que sea designada por resolucion de la propia Asamblea. El Secretario del Consejo de Administracion actuara como Secretario de las Asambleas de Accionistas; sin embargo, en su ausencia, actuara como tal la persona designada por resolucion de la Asamblea.

            ARTICULO VIGESIMO SEPTIMO. Las Asambleas Ordinarias se celebraran cuando menos una vez al ano dentro de los cuatro meses siguientes al cierre de cada ejercicio social. Ademas de los asuntos especificados en la Orden del Dia, la Asamblea Ordinaria Anual debera discutir, aprobar o modificar el informe del Consejo de Administracion que incluya los informes y estados financieros a que se refiere el enunciado general del articulo ciento setenta y dos de la Ley General de Sociedades Mercantiles, tomando en cuenta el dictamen del Comisario o Comisarios, y adoptar las


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medidas que juzgue oportunas; designar al Administrador Unico a miembros del
Consejo de Administracion, segun sea el caso, y al Comisario o Comisarios, asi como, determinar las remuneraciones al Administrador Unico o a los miembros del Consejo de Administracion y a los Comisarios.

            ARTICULO VIGESIMO OCTAVO. Para que sean validas las Asambleas Ordinarias de Accionistas celebradas en virtud de primera o ulterior convocatoria deberan reunir la presencia de, por lo menos, el cincuenta por ciento de las acciones representativas del capital social.

            ARTICULO VIGESIMO NOVENO. Para que sean validas las Asambleas Extraordinarias de Accionistas celebradas en virtud de primera convocatoria, deberan reunir, por lo menos, la presencia del setenta y cinco por ciento de las acciones representativas del capital social. En caso de segunda o ulterior convocatoria, la Asamblea se considerara legalmente instalada si estuviere presente, cuando menos, el cincuenta por ciento de las acciones representativas del capital social.

            ARTICULO TRIGESIMO. Tratandose de Asambleas Ordinarias, las resoluciones en ellas adoptadas seran validas cuando se emita voto favorable por la mayoria de las acciones presentes, siempre y cuando hubiere existido quorum de presencia en los terminos del articulo vigesimo octavo de los estatutos sociales.

            ARTICULO TRIGESIMO PRIMERO. En el caso de Asambleas Extraordinarias, sus resoluciones seran validas cuando sean adoptadas por el voto


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favorable de las acciones que representen, cuando menos, el cincuenta por ciento de las acciones que integren el capital social.

                             INFORMACION FINANCIERA

            ARTICULO TRIGESIMO SEGUNDO. Dentro de los cuatro meses siguientes al cierre de cada ejercicio social, el Administrador Unico o el Consejo de Administracion, en su caso, formulara los siguientes estados financieros, los que deberan contener toda la informacion que sea necesaria para reflejar el estado que guarda la situacion financiera y operativa de la sociedad, en terminos del enunciado general del articulo ciento setenta y dos de la Ley General de Sociedades Mercantiles:

            a) Estado de situacion financiera a la fecha de cierre del ejercicio social;

            b) Estado que muestre debidamente explicados y clasificados los resultados de la sociedad durante el ejercicio;

            c) Estado que muestre los cambios en la situacion financiera ocurridos durante el ejercicio social;

            d) Estado que muestre los cambios en las partidas que integran el capital contable ocurridos durante el ejercicio social; y

            e) Las notas complementarias o aclaratorias a los estados financieros anteriores.

            ARTICULO TRIGESIMO TERCERO. Los estados financieros, junto con los documentos justificativos, deberan ser entregados al Comisario o Comisarios con un


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mes de anticipacion, cuando menos, a la fecha fijada para la Asamblea General
Anual Ordinaria de Accionistas que sea convocada para resolver sobre los mismos.

            ARTICULO TRIGESIMO CUARTO. Dentro de los quince dias siguientes a la fecha en que les hayan sido entregados los estados financieros, los Comisarios deberan presenter al Administrador Unico o al Consejo de Administracion, segun sea el caso, un informe respecto de la veracidad, suficiencia y razonabilidad de la informacion que les haya sido presentada por el Consejo de Administracion o por el Administrador Unico.

            Dichos documentos quedaran en poder del Administrador Unico o del Consejo de Administracion, segun sea el caso, disposicion de los accionistas, para su revision, por lo menos durante los quince dias anteriores a la fecha senalada para la Asamblea Ordinaria Anual de Accionistas.

            Los estados financieros, una vez aprobados, deberan mandarse publicar y depositar, en la forma y terminos previstos en el articulo ciento setenta y siete de la Ley General de Sociedades Mercantiles.

            ARTICULO TRIGESIMO QUINTO. Las utilidades netas de cada ejercicio social seran distribuidas de la siguiente manera:

            1) El cinco por ciento para constituir y, si fuese necesario, para reconstituir el fondo de reserva legal, hasta que sea igual a, cuando menos, el veinte por ciento del capital social;

            2) El saldo de las utilidades netas se aplicara segun lo determine la Asamblea General Ordinaria de Accionistas.

            ARTICULO TRIGESIMO SEXTO. Las perdidas, si las hubiere, seran reportadas primeramente por los fondos de reserva, y si estos fueren insuficientes, por el capital social pagado, en el entendido de que la responsabilidad de los accionistas en relacion a las obligaciones de la sociedad estara limitada unicamente hasta el pago del valor nominal de sus respectivas acciones.

                            DISOLUCION Y LIQUIDACION

            ARTICULO TRIGESIMO SEPTIMO. La sociedad se disolvera en cualquiera de los supuestos establecidos en la ley. Una vez disuelta la sociedad se pondra en liquidacion. La liquidacion se encomienda a uno o mas liquidadores designados por Asamblea Extraordinaria de Accionistas. Si la Asamblea no hiciere la designacion correspondiente la hara un Juez de lo Civil o de Distrito del domicilio de la sociedad a solicitud de cualquier accionista.

            ARTICULO TRIGESIMO OCTAVO. En ausencia de instrucciones expresas en contrario dadas a los liquidadores por la Asamblea, la liquidacion se llevara a cabo de acuerdo con las siguientes bases generales:

            1) Conclusion de los negocios pendientes de la manera menos perjudicial para los acreedores y para los accionistas;

            2) Cobro de cuentas por cobrar y pago de deudas;

            3) Venta de todos los activos de la sociedad;

            4) Preparacion del balance general de liquidacion;

            5) Distribucion del remanente, si lo hubiere, entre los accionistas, en proporcion al numero de sus acciones.

                             DISPOSICIONES GENERALES

            ARTICULO TRIGESIMO NOVENO. Los socion fundadores, como tales, no se reservan participacion alguna.

            ARTICULO CUADRAGESIMO. En los terminos del articulo treinta y uno del Reglamento de la Ley para Promover la Inversion Mexicana y Regular la Inversion y para cumplir con la condicion a que se refiere el permiso otorgado por la Secretaria de Relaciones Exteriores que ha sido transcrito en este instrumento, los otorgantes se obligan formalmente a que todo extranjero que, en el acto de la constitucion o en cualquier tiempo ulterior, adquiera un interes o participacion social en la sociedad, se considerara por ese simple hecho como mexicano respecto de uno y otra, asi como respecto de los bienes, derechos, concesiones, participaciones o intereses de los que llegue a ser titular esta sociedad, o bien de los derechos y obligaciones que deriven de los contratos en que sea parte y por lo tanto a no invocar la proteccion de su gobierno, bajo la pena, en caso de faltar a su convenio, de perder dicho interes o participacion en beneficio de la Nacion Mexicana.

                           DISPOSICIONES TRANSITORIAS

            PRIMERA. Las acciones en que se divide el capital minimo de la sociedad, han sido integramente suscritas y pagadas en la siguiente forma:

           ACCIONISTAS                               ACCIONES       CAPITAL
           -----------                               --------       -------

JAFRA COSMETICS, SOCIEDAD ANONIMA                       9,996     $ 9,996,000.00
DE CAPITAL VARIABLE, suscribe nueve mil
novecientas noventa y seis acciones con valor nominal de mil pesos cada una, que paga endinero efectivo.

PLUMIBOL, SOCIEDAD ANONIMA DE                               1     $     1,000.00
CAPITAL VARIABLE, suscribe una accion con valor nominal de mil pesos, que paga en dinero efectivo.

CALZADA MARIANO ESCOBEDO 151-155,                           1     $     1,000.00
SOCIEDAD ANONIMA DE CAPITAL
VARIABLE, suscribe una accion con valor no minal de mil pesos, que paga en dinero efectivo.

DE CAPITAL VARIABLE, suscribe una accion                    1     $     1,000.00
con valor no minal de mil pesos, que paga en dinero efectivo.

ORAL-B LABORATORIOS, SOCIEDAD                               1     $     1,000.00
ANONIMA DE CAPITAL VARIABLE, suscribe
una accion con valor nominal de mil pesos, que paga en dinero efectivo.

      TOTAL                                            10,000     $10,000,000.00

            SEGUNDA. Se designan como Administrador Unico y Administrador Unico Suplente de la Sociedad a los Senores Leticia Navarro Ochoa y Luis Rosas Monroy, respectivamente.

            TERCERA. Se designan como Funcionarios de la Sociedad a las siguientes personas:

Licenciado Miguel Angel Castaneda Perez      Director de Finanzas
Licenciado Eduardo Hurtado Badiola           Director de Relaciones Industriales
Licenciado Nemesio Garcia Naranjo            Sub-Director de Relaciones
                                             Industriales

            CUARTA. Se designan como Comisario y Comisario Suplente de la sociedad a los Contadores Publicos Fernando Holguin Maillard y Eduardo Rodriguez Islas, respectivamente.

            QUINTA. Los Administradores, Funcionarios y Comisarios designados han aceptado sus cargos y tienen caucionado su manejo.

            SEXTA. Se otorga en favor de los Senores Leticia Navarro Ochoa y Luis Rosas Monroy, para que lo ejerciten conjunta o separadamente, poder general con todas las facultades a que refiere el articulo decimo de los estatutos sociales.

            SEPTIMA. Se otorga en favor del Senor Licenciado Miguel Angel Castaneda Perez, en su caracter de Director de Finanzas, poder general con las siguientes facultades:

            a) Pleitos y cobranzas, con todas las facultades generales y las especiales que requieran clausula especial conforme a la ley, sin limitacion alguna, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion, estando por lo tanto facultado para desistirse aun del juicio de amparo, fomular querellas y denuncias penales y otorgar perdon; transigir comprometer en arbitros, absolver y articular posiciones, resusar jueces, recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante autoridades y tribunales penales, civiles, administrativos y del trabajo;

            b) Administrar bienes, en los terminos del parrafo segundo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion;

            c) Suscribir titulos de credito en nombre de la sociedad en terminos del articulo noveno de la Ley General de Titulos y Operaciones de Credito, asi como para abrir y operar cuentas bancarias, cuentas con instituciones bursatiles y cualquier otro tipo de cuentas en las que se depositen o inviertan fondos de la sociedad, en el pais y en el extranjero, en moneda nacional y en moneda extranjera, incluyendo facultades para girar instrucciones para la disposicion de fondos asi como para designar a personas facultades tambien para girar tales instrucciones, y

            d) Para otorgar y revocar poderes en terminos de los parrafos a) y
b) que anteceden, con on sin facultades de substitucion, y para revocar poderes otorgados por la sociedad.

            OCTAVA. Se otorga en favor de los Licenciados Eduardo Hurtado Badiola y Nemesio Garcia Naranjo, en su caracter de Director de Relaciones Industriales y Sub-Director de Relaciones Industriales respectivamente, para que lo ejerciten conjunta o separadamente, poder general con las siguientes facultades:

            a) Pleitos y conbranzas, con todas las facultades generales y las especiales que requieran clausula especial conforme a la ley, sin limitacion alguna, en los terminos del primer parrafo del articulo dos mil quienentos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion, estando por lo tanto facultados para desistirse aun del juicio de amparo, formular querellas y denuncias penales y otorgar perdon; transigir, comprometer en artibros, absolver y articular posiciones, recusar jueces, recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante autoridades y tribunales penales, civiles, administrativos y del trabajo;

            b) Administrar bienes, en los terminos del parrafo segundo del articulo dos mil quinientos circuenta y cautro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion; y

            c) Para otorgar y revocar poderes en terminos de los parrafos a) y
b) que anteceden, con o sin facultades de substitucion, y para revocar poderes otorgados por la sociedad.

            NOVENA. Se otorga en favor de los licenciados Juan M. Steta Torres, Manuel Vera Vallejo, German Muggenburg y Rodriguez Vigil y Luis Alfonso Cervantes Muniz, para que lo ejerciten conjunta o separadamente, poder general para pleitos y contranzas y para actos de administracion, sin limitacion alguna, en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Cogido Civil en vigor en el Distrito Federal y sus correlativos de los Codigos Civiles de los demas Estados de la Republica en donde se ejercite el mandato.

                                  PERSONALIDAD

            Los SENORES LICENCIADA LETICIA NAVARRO OCHOA, LICENCIADO MIGUEL ANGEL CASTANEDA PEREZ, GUSTAVO MADRINAN MICOLTA, LICENCIADO LUIS ALFONSO CERVANTES MUNIZ Y VICTOR MANUEL ROCHA DURAN, acreditan su personalidad en la siguiente forma:

            a) La LICENCIADA LETICIA NAVARRO OCHOA, con la escritura numero veintinueve mil doscientos veinticuatro, otorgada e esta Ciudad, el once de octubre de mil novecientos noventa, ante el suscrito Notario, JAFRA COSMETICS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, por acuerdo de la Asamblea de Accionistas celebrada el treinta y uno de agosto de mil novecientos ochenta y nueve, la designo Director General y con tal caracter le otorgo poder general para pleitos y cobranzas y para actos de administracion, sin limitacion alguna, en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil en vigor en el Distrito Federal, y sus correlativos de los Codigos Civiles de los demas Estados de la Repdblica en donde se ejercite el mandato, y facultad expresa para otorgar poderes y revocarlos.

            b) El LICENCIADO MIGUEL ANGEL CASTANEDA PEREZ, con la escritura numero veintinueve mil doscientos veintiocho, otorgada en esta Ciudad, el once de octubre de mil novecientos noventa, ante el suscrito Notario, PLUMIBOL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, por acuerdo de la Asamblea de Accionistas celebrada el veintiocho de febrero de mil novecientos noventa, lo designo

Director de Finanzas y con tal caracter le otorgo poder general Para pleitos y cobranzas y para actos de administracion, sin limitacion alguna, en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil en vigor en el Distrito Federal, y sus correlativos de los Codigos Civiles de los demas Estados de la Republica en donde se ejercite el mandato, y facultad expresa para otorgar poderes y revocarlos.

            c) El SENOR GUSTAVO MADRINAN MICOLTA, con la escritura numero veintinueve mil quinientos noventa y tres, otorgada en esta Ciudad, el veintiuno de diciembre de mil novecientos noventa, ante el suscrito Notario, CALZADA MARIANO ESCOBEDO 151-155, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, por acuerdo de la Asamblea de Accionistas celebrada el veintiocho de diciembre de mil novecientos ochenta y nueve le otorgo poder general para pleitos y cobranzas y para actos de administracion, sin limitacion alguna, en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil en vigor en el Distrito Federal, y sus correlatives de los Codigos Civiles de los demas Estados de la Republica en donde se ejercite mandato, y facultad expresa para otorgar poderes y revocarlos.

            d) El LICENCIADO LUIS ALFONSO CERVANTES MUNIZ, con la escritura numero ciento diecinueve mil setecientos diez, otorgada en esta Ciudad, el dieciocho de febrero de mil novecientos ochenta y ocho, ante el Notario numero seis del Distrito Federal, Licenciado Fausto Rico Alvarez, BRAUN DE MEXICO Y COMPANIA, DE CAPITAL VARIABLE, por acuerdo de la Asamblea de Socios celebrada el cuatro de diciembre de mil novecientos ochenta y siete, le otorgo poder general para pleitos y cobranzas y para actos de administracion, sin limitacion alguna, en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil en vigor en el Distrito Federal, y facultad expresa para otorgar poderes y revocarlos. Dicha escritura fue inscrita en el Registro Publico de la Propiedad de esta Capital, en el Folio Mercantil numero siete mil trescientos trienta y cuatro.

            e) El SENOR VICTOR MANUEL ROCHA DURAN, con la escritura numero diez mil doscientos setenta y tres, otorgada en esta Ciudad, el veinticinco de septiembre de mil novecientos noventa, ante el Notario mumero ciento setenta y nueve del Distrito Federal, Licenciado Juan Vicente Matute Ruiz, ORAL-B LABORATORIOS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, por acuerdo tomado en sesion del Consejo de Administracion celebrada el seis de septiembre de mil novecientos noventa, lo designo Director de Finanzas, y con tal caracter le otorgo poder general para pleitos y cobranzas y para actos de administracion, sin limitacion alguna, en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil en vigor en el Distrito Federal, facultad para suscribir titulos de credito en los terminos del articulo noveno de la Ley General de Titulos y Operaciones de Credito, y facultad expresa para otorgar poderes y revocarlos.

            En dichas escrituras quedo debidamente acredita la constitucion y capacidad legal de las sociedades mandantes.

            Los SENORES LICENCIADA LETICIA NAVARRO OCHOA, LICENCIADO MIGUEL ANGEL CASTANEDA PEREZ, GUSTAVO MADRINAN MICOLTA, LICENCIADO LUIS ALFONSO CERVANTES MUNIZ Y VICTOR MANUEL ROCHA DURAN, declaran bajo protesta de decir verdad que los poderes que ejercitan no les han sido revocados ni modificados en forma alguna y que sus respectivas representadas tienen capacidad legal.

                                    GENERALES

            Los comparecientes declaran por las suyas ser:

            La LICENCIADA LETICIA NAVARRO OCHOA, originaria de Colima, Colima, que nacio el diez de noviembre de mil novecientos cincuenta y tres, mexicana por nacimiento, hija de padres mexicanos, casada, licenciada en administracion de empresas, con domicilio en Alberto Zamora numero ochenta y cuatro, Coyoacan, en esta Ciudad.

            El LICENCIADO MIGUEL ANGEL CASTANEDA PEREZ, originario de esta Ciudad, que nacio el veintisiete de septiembre de mil novecientos cuarenta, mexicano por nacimiento, hijo de padres mexicanos, casado, ejecutivo, con domicilio en Plazuela de Monte Alegre numero ciento nueve, colonia Lomas de la Herradura, Estado de Mexico.

            El SENOR GUSTAVO MADRINAN MICOLTA, originario de Cali, Colombia, que nacio el dieciocho de abril de mil novecientos cuarenta y uno, colombiano, casado, director de manufacture, con domicilio en Paseo de la Reforma numero dos mil doscientos treinta y tres, departamento doscientos dos, colonia Lomas de Chapultepec, en esta Ciudad, y acredita su legal estancia en el Pais con la libreta FM DOS numero doscientos cincuenta y seis mil cuatrocientos ochenta y cinco, expedida el cuatro de junio de mil novecientos noventa, en la que tiene reconocido el caracter de inmigrante.

            El LICENCIADO LUIS ALFONSO CERVANTES MUNIZ, originario de esta Ciudad, que nacio el dieciseis de noviembre de mil novecientos cincuenta y cinco, mexicano por nacimiento, hijo de padres mexicanos, casado, abogado, con domicilio en Campos Eliseos numero trescientos cuarenta y cinco, tercer piso, colonia Chapultepec Polanco, an esta Ciudad.

            El SENOR VICTOR MANUEL ROCHA DURAN, originario de esta Ciudad, que nacio el dos de septiembre de mil novecientos cuarenta y cinco, mexicano por nacimiento, hijo de mexicanos, casado, director de finanzas, con domicilio en La Joya numero treinta y cuatro, casa veintiuno, Tepepan, Tlalpan, en esta Ciudad.

            YO, EL NOTARIO, DOY FE Y CERTIFICO:

            a) Que conozco personalmente a los comparecientes quienes a mi juicio tienen capacidad legal por no constarme nada en contrario.

            b) Que les fue leida integramente la presente escritura.

            c) Que a los comparecientes les explique el valor y las consecuencias legales del contenido de esta escritura y les informe de las penas en que incurren quienes declaran con falsedad ante Notario, con excepcion del LICENCIADO LUIS ALFONSO CERVANTES MUNIZ, por ser perito en derecho.

            d) Que lo relacionado e inserto concuerda con sus originales a que me remito y tuve a la vista.

            e) Que los comparencientes manifestaron al suscrito Notario su conformidad con esta escritura, para constancia de lo cual la firman el dia de su fecha.

            Firma de la Licenciada Leticia Navarro Ochoa.

            Firma del Senor Miguel Angel Castaneda Perez.

            Firma del Senor Gustavo Madrinan Micolta.

            Firma del Licenciado Luis Alfonso Cervantes Muniz.

            Firma del Senor Victor Manuel Rocha Duran.

            Ante mi. R. Numez. firmado.

            Un Sello: Lic. Roberto Nunez y Bandera Notario No. 1 del D.F. Estados Unidos Mexicanos.

            Autorizo definitivamente en Mexico a trece de febrero de mil provecientos noventa y uno. R. Nunez. firmado.

            Un sello: Lic. Roberto Nunez y Bandera Notario No. 1 del D.F. Estados Unidos Mexicanos.

                                NOTAS MARGINALES

            NOTA PRIMERA MEXICO A ONCE DE ENERO DE MIL NOVECIENTOS NOVENTA Y UNO CON ESTA FECHA SE DIO AVISO A LA

SECRETARIA DE RELACIONCES EXTERIORES EN LOS TERMINOS DE LOS ARTICULOS 31 PARRAFO 3 Y 32 FRACCION II, PARRAFO 4 DEL REGLAMENTO DE LA LEY PARA PROMOVER LA INVERSION MEXICANA Y REGULAR LA INVERSION EXTRANJERA, QUE SE RECIBIO CON EL NUMERO 3117 COPIA DEL CUAL SE AGREGA AL APENDICE DE ESTE INSTRUMENTO CON LA LETRA B. DOY FE. NUNEZ. FIRMADO.

            NOTA SEGUNDA MEXICO A TRECE DE FEBRERO DE MIL NOVECIENTOS NOVENTA Y UNO CON ESTA FECHA SE AGREGA AL APENDICE DE ESTA ESCRITURA EL AVISO DE INSCRIPCION EN EL REGISTRO FEDERAL DE CONTRIBUYENTES RELATIVO A ESTA SOCIEDAD CON LA CLAVE RED-910102GG3. DOY FE. NUNEZ. FIRMADO.

            ARTICULO DOS MIL QUINIENTOS CINCUENTA Y CUATRO DEL CODIGO CIVIL.

            En todos los poderes generales para pleitos y cobranzas bastara que se diga que se ortorga con todas las facultades generales y las especiales que requieran clausula especial conforme a la Ley para que se entiendan conferidos sin limitacion alguna.

            En los poderes generales para administrar bienes, bastara expresar que se dan con ese caracter para que el apoderado tenga toda clase de facultades administrativas.

            En los poderes generales, para ejercer actos de dominio, bastara que se den con ese caracter para que el apoderado tenga toda clase de facultades de dueno, tanto en los relativo a los bienes, como para hacer toda clase de qestiones, a fin de defenderlos.

            Cuando se quis_____ limitar, en los tres casos antes mencionados, las facultades de los apoderados, se consignaran las limitaciones, o los poderes seran especiales.

            Los notarios insertaran este articulo en los tertimonios de los poderes que otorguen.

            ES PRIMER TESTIMONIO QUE SE EXPIDE PARA REDAY, SOCIEDAD ANONIMA DE CAPITAL VARIABLE A FIN DE QUE LE SIRVA PARA ACREDITAR SU CONSTITUCCION.

            VA EN DOCE FOJAS CORREGIDAS.

            MEXICO, DISTRITO FEDERAL A DIECINUEVE DE FEBRERO DE MIL NOVECIENTOS NOVENTA Y UNO. DOY FE.

                          LIBRO NUMERO NOVENTA Y SIETE

            ESCRITURA NUMERO (3,449) TRES MIL CUATROCIENTOS CUARENTA Y NUEVE.

            EN MEXICO, DISTRITO FEDERAL, a los dos dias del mes de mayo de mil novecientos noventa y cinco, Yo, el Licenciado CARLOS ANTONIO REA FIELD, titular de la Notaria ciento ochenta y siete del Distrito Federal, hago constar que ante mi comparecen: los senores Licenciados LUIS ALFONSO CERVANTES MUNIZ y ALEJANDRO SAINZ ORANTES, ambos en su caracter de Delegados Especiales de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, y exponen que formalizan:

            LA PROTOCOLOZACION PARCIAL DE UN ACTA DE ASAMBLEA GENERAL ORDINARIA ANUAL Y EXTRAORDINARIA DE ACCIONISTAS de la expresada Sociedad;

            LA PROTOCOLIZACION DE LOS NUEVOS ESTATUTOS SOCIALES de la referida Sociedad; y

            EL OTORGAMIENTO DE PODERES GENERALES derivados de dicha acta que se protocoliza;

            Actos que se contienen en los antecedentes y clausulas siguientes:

                             A N T E C E D E N T E S

            I. ESCRITURA CONSTITUTIVA. Por escritura numero veintinueve mil seiscientos siete, de fecha dos de enero de mil novecientos noventa y uno, otorgada ante el Licenciado Roberto Nunez y Bandera, titular de la Notaria uno del Distrito Federal, inscrito su primer testimonio en el Registro Publico de la Propiedad y de Comercio de esta ciudad, el veinticuatro de octubre de mil novecientos noventa y uno, en el folio mercantil numero ciento cincuenta mil trescientos trece, instrumento por el que previo permiso concedido por la Secretaria de Relaciones Exteriores marcado con el numero cero cuarenta y siete mil setecientos cuarenta y tres, en el expediente numero cero nueve diagonal cincuenta y tres mil setecientos cincuenta y dos diagonal noventa, se constituyo "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, con domicilio en el Distrito Federal, una duracion de NOVENTA Y NUEVE AMOS, con clausula de admision de extranjeros. De la escritura que se viene relacionando, copio en lo conducente lo siguiente:

            ". . . ESTATUTOS . . . OBJETO . . . ARTICULO TERCERO. La sociedad tendra por objeto: 1) Adquirir, establecer, disponer de, dar o tomar en arrendamiento o subarrendamiento, en comodato o en subcomodato, administrar, operar o poseer en cualquier forma permitida por la ley fabricas, plantas industriales, talleres, laboratorios, almacenes o bodegas, oficinas, tiendas y otros establecimientos y bienes inmuebles con el fin de otorgar gratuita u onerosamente su uso y goce a terceros en virtud de contratos de arrendamiento, subarrendamiento, comodato o subcomodato, o cualquier otro titulo juridico: 2) Construir, edificar, reparar, reconstruir, demoler, planear y disenar toda clase de casas habitacion, edificios, estructuras, fabricas, plantas industriales, talleres, laboratorios, almacenes o bodegas, oficinas, tiendas y otros establecimientos y bienes inmuebles; 3) Adquirir, enajenar, importar, exportar, gravar, dar o tomar en arrendamiento y negociar en cualqier forma con toda clase de bienes muebles;
4) Prestar y recibir servicios de construccion, diseno y consultoria, asi como servicios administrativos y de supervision; 5) Prestar toda clase de servicios tecnicos, administrativos o de supervision a negociaciones comerciales o industriales en Mexico o en el extranjero y recibir tales servicios; 6) Solicitar, comprar, vender, dar o tomar en uso, ceder, registrar y adquirir marcas industriales y de servicios, nombres comerciales, derechos de autor, patentes, invenciones y procesos, asi como disponer de ellos; 7) Actuar como contratista, subcontratista, agente o representante y designar subcontratistas, agentes o representantes; 8) Adquirir acciones, participaciones, partes de interes y obligaciones de toda clase de empresas o sociedades, sean civiles o mercantiles, y formar parte de ellas; 9) Representar o ser agente o comisionista de negociaciones comerciales o industriales nacionales o extranjeras; 10) Dar o tomar dinero en prestamo con o sin garantia, emitir bonos, valores hipotecarios, obligaciones y cualquiera otros titulos de credito con la intervencion de las instituciones senaladas por la ley, y otorgar fianzas o garantias de cualquier clase respecto de obligaciones contraldas o de titulos emitidos o aceptados por la propia sociedad o por terceros: 11) Emitir, suscribir, aceptar y nogociar en cualquier forma con titulos de credito; y 12) Ejecutar toda clase de actos y celebrar toda clase de contratos permitidos por la Ley CAPITAL SOCIAL Y ACCIONES
- ARTICULO QUINTO - El capital social es variable. El capital fijo sin derecho a retiro es de DIEZ MILLONES DE PESOS, Moneda Nacional, representado por Diez Mil PESOS, Moneda Nacional cada una . . .

ADMINISTRACION DE LA SOCIEDAD - ARTICULO OCTAVO. La Administracion de la sociedad estara confiada a un Administrador Unico o a un Consejo de Administracion formado por el numero de miembros que determine la Asamblea de Accionistas. Si la Asamblea lo considera pertinente, podra designar un Administrador Unico Suplente o a Consejeros Suplentes, segun sea el caso. Los Consejeros y sus Suplentes podran ser o no accionistas; desempenaran sus cargos hasta las personas designadas para substituirlos tomen posesion de sus puestos; podran ser reelectos y recibiran las remuneraciones que determine la Asamblea de Accionistas. ARTICULO DECIMO. El Consejo de Administracion o el Administrador Unico, en su caso, sera el representante legal de la sociedad y tendra las siguientes facultades y obligaciones: 1. Ejercitar el poder para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran de clausula especial de acuerdo con la ley, sin limitacion alguna, de conformidad con lo dispuesto por el primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos de los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos, estando por lo tanto facultado para desistirse de procedimientos, aun del juicio de amparo, formular querellas y denuncias penales y desistirse de allas; coadyuvar con el Ministerio Publico y otorgar el perdon; transigir; someterse a arbitraje; formular y absolver posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante autoridades y tribunales penales, civiles, administrativos y del trabajo; 2. Administrar bienes de acuerdo con lo dispuesto por el segundo parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 3. Ejecutar actos de dominio de acuerdo con lo previsto en el tercer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos de los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 4. Suscribir titulos de credito de conformidad con el articulo noveno de la Ley General de Titulos y Operaciones de Credito; 5. Abrir, operar y cerar cuentas bancarias a nombre de la sociedad y designar a las personas que puedan girar contra las mismas; 6. Nombrar y remover al Director General y demas directores, gerentes, funcionarios y empleados de la sociedad y determinar sus condiciones de trabajo, remuneraciones y facultades; 7. Formular reglamentos interiores de trabajo; 8. Convocar a Asambleas de Accionistas y ejecutar sus resoluciones; 9. Llevar a cabo todos los actos autorizados por estos estatutos de la sociedad o que sean consecuencia de los mismos; 10. Conferir poderes generales y especiales en los terminos de los puntos uno, dos, tres, cuartro y cinco anteriores, con o sin facultades de substitucion, asi como revocar los poderes que hubieren sido otorgdos . . . ARTICULO DECIMO CUARTO. Para garantizar el desempeno de sus cargos el Administrador Unico o, en su caso, los Consejeros y sus respectivos Suplentes, al tomar posesion, depositaran con la sociedad la cantidad de cien mil pesos, moneda nacional, cada uno, o, a su eleccion, exhibiran poliza de fianza otorgada por compania autorizada por igual suma. Los Consejeros o el Administrador Unico, segun sea el caso, no podran retirar las garantias otorgadas hasta que su gestion haya sido aprobada por Asamblea de Accionistas. Los directores y demas funcionarios de la sociedad otorgaran las garantias que determine la Asamblea de Accionistas o el Consejo de Administracion que los designe. VIGILANCIA DE LA SOCIEDAD. ARTICULO DECIMO QUINTO. La vigilancia de la sociedad estara ancomendada a uno o dos Comisarios, segun lo determine la Asamblea de Accionistas. Si la Asamblea lo considerare pertinente designara uno o dos Comisarios Suplentes. ARTICULO DECIMO SEXTO. Los comisarios no necesitan ser accionistas de la sociedad; podran ser reelectos y desempenaran su cargo hasta que las personas designadas para suplirlos tomen posesion de los mismos. ARTICULO DECIMO SEPTIMO. Los comisarios tendran las facultades y las obligaciones estableciadas en el articulo ciento sesenta y seis de la Ley General de Sociedades Mercantiles. ARTICULO DECIMO OCTAVO. Los Comisarios otogaran las garantias senaladas en el articulo decimo cuarto de estos estatutos para los Consejeros y solo podran retirarlas cuando su gestion haya sido aprobada por Asamblea de Accionistas. ASAMBLEAS DE ACCIONISTAS. ARTICULO DECIMO NOVENO. Las Asambleas de Accionistas se celebraran en el domicilio de la sociedad. Seran Extraordinarias las Asambleas convocadas para tratar cualquiera de los asuntos incluidos en el Articulo ciento ochenta y dos de la Ley General de Sociedades Mercantiles. Todas las demas Asambleas seran Ordinarias. ARTICULO VIGESIMO. Las convocatorias para Asambleas de Accionistas deberan ser hechas por el Administrador Unico o por el Presidente o el Secretario del Consejo de Administracion, sea el caso o, en la medida en que lo permita la Ley, por el Comisario o Comisarios . . . ARTICULO VIGESIMO PRIMERO. Las convocatorias para Asambleas se publicaran en el Diario Official de la Federacion o en el periodicio oficial del Distrito Federal, con por lo menos quince dias de anticipacion a la fecha fijada para la Asamblea. Ademas, las convocatorias se notificaran por carta a los accionistas, que se enviaran por correo certificado, con anterioridad a la fecha de publicacion de la convocatoria, a las direcciones que aparezcan en el Libro de Registro de Acciones de la sociedad. Tratandose de accionistas domiciliados en el extranjero, dichas cartas se enviaran por correo aereo certificado. Las convocatorias contendran la Orden del Dia y estaran firmadas por quien las expida. ARTICULO VIGESIMO SEGUNDO. Las Asambleas podran celebrarse sin previa publicacion de convocatoria si el capital social esta representado en su totalidad y participa al momento de la votacion. ARTICULO VIGESIMO TERCERO. Solo los accionistas que aparezcan inscritos en el Libro de Registro de Acciones de la sociedad como titulares de una a mas acciones, seran admitidos a las Asambleas. ARTICULO VIGESIMO CUARTO. Los accionistas podran ser representados en las Asambleas por la persona o personas que designen mediante carta poder firmada ante dos testigos, o por cualquier otra forma de mandato conferido de acuerdo con la Ley. ARTICULO VIGESIMO QUINTO. Las actas de las Asambleas se transcribiran a un libro especialmente autorizado y deberan ser firmadas por las personas que hayan fungido como Presidente y Secretario de la Asamblea, asi como por los Comisarios presentes y por los accionistas o representantes de accionistas que desearen firmar. ARTICULO VIGESIMO SEXTO. Las Asambleas seran presididas por el Administrador Unico o por el Presidente del Consejo de Administracion, segun sea el caso. Sin embargo, en caso de que quien desempene alguno de los cargos mencionados estuviere ausente. La Asamblea en cuestion sera presidida por la persona que sea designada por resolucion de la propia Asamblea. El Secretario del Consejo de Administracion actuara como Secretario de las Asambleas de Accionistas; sin embargo, en su ausencia, actuara como tal la persona designada por resolucion de la Asamblea. ARTICULO VIGESIMO SEPTIMO. Las Asambleas Ordinarias se celebraran cuando menos una vez al ano dentro de los cuarto meses siguientes al cierre de cada ejercicio social. Ademas de los asuntos especificados en la Orden del Dia, la Asamblea Ordinaria Anual debera
 . . . designar al Administrador Unico a los miembros del Consejo de Administracion, segun sea el caso, y al Comisario o Comisarios . . . ARTICULO VIGESIMO OCTAVO. Para que sean validas las Asambleas Ordinarias de Accionistas celebradas en virtud de primera o ulterior convocatoria deberan reunir la presencia de, por lo menos, el cincuenta por ciento de las acciones representativas del capital social. ARTICULO VIGESIMO NOVENO. Para que sean validas, las Asambleas Extraordinarias de Accionistas celebradas en virtud de primera convocatoria, deberan reunir, por lo menos, la presencia del setenta y cinco por ciento de las acciones representativas del capital social. En caso de segunda o ulterior convocatoria, la Asamblea se considerara legalmente instalada si estuviere presente, cuando menos, el cincuenta por ciento de las acciones representativas del capital social. ARTICULO TRIGESIMO. Tratandose de Asambleas Ordinarias, las resoluciones en ellas adoptadas seran validas cuando se emita voto favorable por la mayoria de las acciones presentes, siempre y cuando hubiere existido quorum de presencia en los terminos del articulo vigesimo octavo de los estatutos sociales. ARTICULO TRIGESIMO PRIMERO. En el caso de Asambleas Extraordinarias, sus resoluciones seran validas cuando sean adoptadas por el voto favorable de las acciones que representen, cuando menos, el cincuenta por ciento de las acciones que itegren el capital social . . . DISPOSICIONES TRANSITORIAS . . . SEGUNDA. Se designan como Administrador Unico y Administrador Unico Suplente de la Sociedad, a los Senores Leticia Navarro Ochoa y Luis Rosas Monroy, respectivamente . . . CUARTA. Se designan como Comisario y como Comisario Suplente de la sociedad a los Contadores Publicos Fernando Holguin Maillard y Eduardo Rodriquez Islas, respectivamente. QUINTA. Los Administradores, Funcionarios y Comisarios designados han aceptado sus cargos y tienen caucionado su manejo . . ."

            II. AUMENTOS DEL CAPITAL SOCIAL EN SU PARTE VARIABLE.

            A). Por escritura numero treinta y un mil seiscientos setenta y ocho, de fecha veinte de diciembre de mil novecientos noventa y uno, otorgada ante el Licenciado Roberto Nunez y Bandera, titular de la Notaria uno del Distrito Federal, se protocolizo un acta de Asamblea General Extraordinaria celebrada por los accionistas de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, el dos de julio de mil novecientos noventa y uno, por la que se formalizaron entre otros acuerdos, el de aumentar su capital social en su parte varible a la cantidad de CINCO MIL QUINIENTOS CUARENTA Y

SIETE MILLONES CIENTO CINCUENTA Y CUATRO MIL PESOS. Moneda Nacional (equivalentes a CINCO MILLONES QUINIENTOS CUARENTA Y SIETE MIL CIENTO CINCUENTA Y CUATRO NUEVOS PESOS, Moneda Nacional).

            B). Por escritura numero treinta y un mil seiscientos setenta y nueve, de fecha veinte de diciembre de mil novecientos noventa y uno, otorgada ante el Licenciado Roberto Nunez y Bandera, titular de la Notaria uno del Distrito Federal, se protocolizo un acta de Asamblea General Extraordinaria celebrada por los accionistas de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, el doce de agosto de mil novecientos noventa y uno, por la que se formalizaron entre otros acuerdos, el de aumentar su capital social en su parte variable en la cantidad de CUATRO MIL DOSCIENTOS CINCO MILLONES DE PESOS, Moneda Nacional (equivalentes a CUATRO MILLONES DOSCIENTOS CINCO MIL NUEVOS PESOS, Moneda Nacional), quendado con un capital social en su parte variable por la cantidad de NUEVE MIL SETECIENTOS CINCUENTA Y DOS MILLONES CIENTO CINCUENTA Y CUATRO MIL PESOS, Moneda Nacional (equivalentes a NUEVE MILLONES SETECIENTOS CINCUENTA Y DOS MIL CIENTO CINCUENTA A CUATRO NUEVOS PESOS, Moneda macional).

            C). Por escritura numero treinta y un mil seiscientos noventa y cinco, de fecha catorce de enero de mil novecientos noventa y dos, otorgada ante el Licenciado Roberto Nunez y Bandera, titular de la Notaria uno del Distrito Federal, se protocolizo un acta de Asamblea General Extraordinaria celebrada por los accionistas de "REDAY",

SOCIEDAD ANONIMA DE CAPITAL VARIABLE, el dieciseis de agosto de mil novecientos noventa y uno, por la que se formalizaron entre otros acuerdos, el de aumentar su capital social en su parte variable en la cantidad de CUATROCIENTOS MILLONES DE PESOS, Moneda Nacional (equivalentes a CUATROCIENTOS MIL NUEVOS PESOS, Moneda nacional), quedando con un capital social en su parte variable por la cantidad de DIEZ MIL CIENTO CINCUENTA Y DOS MILLONES CIENTO CINCUENTA Y CUATRO MIL PESOS, Moneda Nacional (equivalentes a DIEZ MILLONES CIENTO CINCUENTA Y Y DOS MIL CIENTO CINCUENTA Y CUATRO NUEVOS PESOS, Moneda Nacional).

            D). Por escritura numero treinta y un mil seiscientos noventa y seis, de fecha catorce de enero de mil novecientos noventa y dos, otorgada ante el Licenciado Roberto Nunez y Bandera, titular de la Notaria uno del Distrito Federal, se protocolizo parcialmente un acta de Asemblea General Extraordinaria celebrada por los accionistas de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, el viente de septiembre de mil novecientos noventa y uno, por la que se formalizaron entre otros acuerdos, el de aumentar su capital social en su parte variable en la cantidad de QUINCE MIL MILLONES DE PESOS, Moneda Nacional (equivalentes a QUINCE MILLONES DE NUEVOS PESOS, Moneda Nacional), quedando con un capital social en su parte variable por la cantidad de VEINTICINCO MIL CIENTO CINCUENTA Y DOS MILLONES CIENTO CINCUENTA Y CUATRO MIL PESOS, Moneda Nacional

(equivalentes a VEINTICINCO MILLONES CIENTO CINCUENTA Y DOS MIL CIENTO CINCUENTA Y CUATRO NUEVOS PESOS, Moneda Nacional).

            E). En virtud de dichos aumentos de capital, "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, queda con un capital social de VEINTICINCO MIL CIENTO SESENTA Y DOS MILLONES CIENTO CINCUENTA Y CUATRO MIL PESOS, Moneda Nacional (equivalentes a VEINTICINCO MILLONES CIENTO SESENTA Y DOS MIL CIENTO CINCUENTA Y CUATRO NUEVOS PESOS, Moneda Nacional), representado por veinticinco millones ciento sesenta y dos mil ciento cincuenta y cuatro acciones, con valor nominal cada una de UN MIL PESOS, Moneda Nacional (equivalentes a UN NUEVO PESO, Moneda Nacional). Del referido capital social, corresponde a su PARTE MINIMA FIJA la cantidad de DIEZ MILLONES DE PESOS, Moneda Nacional (equivalentes a DIEZ MIL NUEVOS PESOS, Moneda Nacional), y a su PARTE VARIABLE, la suma de VEINTICINCO MIL CIENTO CINCUENTA Y DOS MILLONES CIENTO CINCUENTA Y CUATRO MIL PESOS, Moneda Nacional (equivalentes a VEINTICINCO MILLONES CIENTO CINCUENTA Y DOS MIL CIENTO CINCUENTA Y CUATRO NUEVOS PESOS, Moneda nacional).

            III. NOMBRAMIENTO DE FUNCIONARIOS.

            A). Por escritura numero treinta y un mil seiscientos ochenta y siete, de fecha trece de enero de mil novecientos noventa y dos, otorgada ante el Licenciado Roberto Nunez y Bandera, titular de la Notaria uno del Distrito Federal, inscrito su primer testimonio en el Registro Publico de la Propiedad y de Comercio de esta cuidad, en el folio mercantil ciento cincuenta mil trescientos trece, se protocolizo parcialmente un acta de Asamblea General Ordinaria, celebrada por los accionistas de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, el veinte de septiembre de mil novecientos noventa y uno, por la que se formalizaron entre otros acuerdos, el de designar como Administrador Unico Suplente de la expresada Sociedad, al senor LUIS ALFONSO CERVANTES NUNIZ. De la escritura que se viene relacionando, copio en lo conducente lo siguiente:

            ". . . DECLARACIONES . . . II. El compareciente me exhibe el Libro de Actas de la Sociedad, en el cual a fojas de la veintiocho a la treinta y siete, obra un acta que en su parte conducente dice: "En el Distrito Federal, Mexico, a las 12:00 del 20 de septiembre de 1991, se reunieron en el domicilio social de REDAY, S.A. de C.V. . . . para celebrar la ASAMBLEA GENERAL
EXTRAORDINARIA Y ORDINARIA DE ACCIONISTAS a la que fueron previa y oportunamente convocados . . . La Presidente designo escritadores a . . . quienes, despues de aceptar sus cargos, revisaron los instrumentos conteniendo los mandatos de los representantes de los accionistas y el libro de Registro de Acciones de la sociedad y certificaron, en union del Comisario, que se encontraba representada en la Asamblea la totalidad de las acciones de la sociedad actualmente en circulacion, distribuidas en la siguiente forma: ACCIONISTAS . . . TOTAL. ACCIONES SERIE "A" . . . 9,997. ACCIONES SERIE "B" . . . 3. ACCIONES SERIE "A-1"
 . . . 10,152,154 . . . VOTOS . . . 10,162,154. En virtud de encontrarse debidamente representad la totalidad de las acciones emitidas por la sociedad actualmente en circulacion, la Presidente declaro la Asamblea legalmente instalada, no obstante no haberse publicada la convocatoria respectiva, con fundamento en el articulo 188 de la Ley General de Sociedades Mercantiles y en
el articulo vigesimo segundo de los estatutos sociales. La Asamblea, por unanimidad de votos, aprobo la declaratoria anterior y procedio a desahogar los puntos contenidos en el siguiente. ORDEN DEL DIA . . . II. Designacion de la persona que habra de fungir como Administrador Unico Suplente de la sociedad
 . . . PUNTO DOS. Despues de comentar las anteriores propuestas, la Asamblea, por unanimidad de votos, adopto las siguientes. RESOLUCIONES. "1. Se designa, con efectos a partir de la fecha de esta Asamblea al senor Luis Alfonso Cervantes Nuniz Administrador Unico Suplente de REDAY, S.A. DE C.V.". "2. Para el
desempeno de sus funciones como Administrador Unico Suplente de REDAY, S.A. DE C.V., el senor Luis Alfonso Cervantes Muniz tendra la representacion de la sociedad y las siguientes facultades y obligaciones: 1. Ejercitar el poder de la sociedad para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran de clausula especial de acuerdo con la ley, sin limitacion alguna, de conformidad con lo dispuesto por el primer parrafo del articulo 2554 del Codogo Civil para el Distrito Federal y articulos correlativos de los Codigos Civiles de las entidades federativas de los Estdos Unidos Mexicanos, estando por lo tanto facultado para desistirse de procedimientos, aun del juicio de amparo; formular querellas y denuncias penales y desistirse de ellas; coadyuvar con el Ministerio Publico y otorgar el perdon, cuando proceda; transigir; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante autoridades y tribunales penales, civiles, administrativos y del trabajo; 2. Administrar bienes de acuerdo con lo dispuesto por el segundo parrafo del articulo 2554 del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 3. Ejecutar actos de dominio de acuerdo con lo previsto en el tercer parrafo del articulo 2554 del Codigo Civil para el Distrito Federal y articulos correlativos de los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 4. Suscribir titulos de credito de conformidad con el articulo noveno de la Ley General de Titulos y Operaciones de Credito; 5. Abrir, operar y cerrar cuentas bancarias a nombre de la sociedad y designar a las personas que puedan girar contra las mismas; 6. Nombrar y remover al Director General y demas directores, gerentes, funcionarios y empleados de la sociedad y determinar sus condiciones de trabajo, remuneraciones y facultades; 7. Formular reglamentos interiores de trabajo; 8. Convocar a Asambleas de Accionistas y ejecutar sus resoluciones; 9. Llevar a cabo todos los actos autorizados por los estatutos de la sociedad a que sean consecuencia de los mismos; 10. Conferir poderes generales y especiales en los terminos de los parrafos 1, 2, 3, 4, y 5 anteriores, con o sin facultades de substitucion, asi como revocar los poderes que hubieren sido otorgados por la sociedad". Estando presente el senor Luis Alfonso Cervantes Muniz, manifesto a la Asamblea la aceptacion de su encargo y protesto su fiel y legal desempeno, exhibiendo y entregando en el acto la cantidad de $100,000.00 M.N. (cien mil pesos 00/100, moneda nacional) en dinero en efectivo como caucion de su manejo, dando asi cumplimiento a lo dispuesto en el articulo decimo cuarto de los estatutos de la sociedad . . . . No habiendo otro asunto que tratar se suspendio la Asamblea para la redaccion de la presente acta, misma que fue leida, aprobada y firmada por todos los presentes. Se hace constar que al momento de adoptarse todas y cada una de las resoluciones contenidas en esta acta estuvo representada y participo la totalidad del capital de la sociedad . . . . Se levanto lo Asamblea a las 13:00 del 20 de septiembre de 1991 . . .".

            B). Por escritura numero cincuenta y tres mil ciento setenta y seis, de fecha veintitres de junio de mil novencientos noventa y cuarto, otorgada ante el Licenciado Moises Farca Charabati, titular de la Notaria noventa y uno del Distrito Federal, inscrito su primer testimonio en el Registro Publico de la Propiedad y de Comercio de esta cuidad, el siete de septiembre de mil novecientos noventa y cuatro, en el folio mercantil ciento cincuenta mil trescientos trece, se protocolizo parcialmente un acta de Asamblea General Ordinaria Anual, celebrada por los accionistas de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, el veinticuatro de agosto de mil novecientos noventa y tres, por la que se formalizaron entre otros acuerdos, el de ratificar en los cargos que a continuacion se indican, a las siguientes personas:

            ADMINISTRADOR UNICO: a la senora LETICIA NAVARRO OCHOA.

            ADMINISTRADOR UNICO SUPLENTE: al senor LUIS ALFONSO CERVANTES MUNIZ.

            COMISARIO PROPIETARIO: al senor FERNANDO HOLGUIN MAILLARD.

            COMISARIO SUPLENTE: al senor EDUARDO RODRIGUEZ ISLAS.

            IV. ACTA QUE SE PROTOCOLIZA PARCIALMENTE. Los comparecientes me exhiben el libro de actas de Asambleas de Accionistas de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, en el que de fojas sesenta y uno a setenta y nueve, inclusive, aparece asentada un acta de Asamblea General Ordinaria Anual y Extraordinaria de la expresada Sociedad, celebrada con fecha primero de agosto de mil novecientos noventa y cuatro, que a continuacion copio en lo conducente:

            "En el Distrito Federal, Mexico, a las 14:00 horas del 10. de agosto de 1994, se reunieron en el domicilio social de REDAY, S.A. DE C.V., los senores Alejandro Sainz Orantes, en representacion de Grupo Jafra, S.A. de C.V. y de Plumibol, S.A. de C.V., Alejandro Nila Rosales, en representacion de Calzada Mariano Escobedo 151-155, S.A. de C.V., de Braun de Mexico y Compania, de C.V. y de Oral-B Laboratorios, S.A. de C.V., para celebrar ASAMBLEA GENERAL ORDINARIA ANUAL Y EXTRAORDINARIA DE ACCIONISTAS de REDAY, S.A. DE C.V., a la que fueron previa y oportunamente convocados. Estuvieron tambien presentes los senores Fernando Holguin Maillard, Comisario de la sociedad, Luis Alfonso Cervantes Muniz, Julio Pedro Cepeda Rebollo y Sergio Rene Aparicio Gonzalez, quienes fueron invitados al evento. Por designacion unanime de los presentes fungio como Presidente de la Asamblea el senor Alejandro Sainz Orantes. Asimismo se designo como Secretario al senor Luis Alfonso Cervantes Muniz. El Presidente designo escritador al senor Alejandro Nila Rosales quien, despues de aceptar su cargo, reviso los instrumentos conteniendo los mandatos de los representantes de los accionistas y el Libro de Registro de Acciones de la sociedad y certifico, en union del Comisario, que se encontraba representada en la Asamblea la totalidad de las acciones de la sociedad actualmente en circulacion, distribudas en la siguiente forma:

                                      ACCIONES  SERIE
      ACCIONISTA                     "A"           "B"     "A-1"         VOTOS
------------------------           -------       -------  -------       -------
Grupo Jafra, S.A. de C.V
representada por el senor
Alejandro Sainz Orantes             9,996           --   25,152,154   25,162,150

Plumibol, S.A. de C.V.,
--representada por el
senor Alejandro Sainz
Orantes                                 1           --           --            1

Calzada Mariano
Escobedo 151-155, S.A
de C.V., -- representada
por el senor Alejandro
Nila Rosales                           --            1           --            1

Braun de Mexico y
Compania, de C.V.,
representada por el senor
Alejandro Nila Rosales                 --            1           --            1

Oral-B Laboratorios, S.A
de C.V., representada por
el senor Alejandro Nila
Rosales                                 1           --            1

      TOTAL                         9,997            3   25,152,154   25,162,154

            En virtud de encontrarse debidamente representada en la Asamblea la totalidad de las acciones emitidas por la sociedad actualmente en circulacion, el Presidente declaro la misma legalmente instalda, no obstante no haberse publicado la convocatoria respectiva, con fundmento en el articulo 188 de la Ley General de Sociedades Mercantiles - La Asamblea, por unanimidad de votos, aprobo la declaratoria anterior y procedio a desahogar los asuntos contenidos en el siguiente. ORDEN DEL DIA. V. Designacion de las personas que habran de fungir como Administrador Unico y Administrador Unico Suplente y como Comisario y Comisario Suplente de la sociedad, respectivamente . . . VII. Designacion del senor Julio Pedro Cepeda Robollo como Director General de la sociedad y otorgamiento de poderes en su favor. VIII. Designacion del senor Sergio Rene Aparicio Gonzalez como Director de Relaciones Industriales de la sociedad y otorgamiento de poderes en su favor. IX. Modificacion total a los estatutos que rigen a la sociedad para adecurlos a las reformas a la Ley General de Sociedades Mercantiles en vigor a partir del 11 de junio de 1992. X. Designacion de delegados para formalizar las resoluciones adoptadas por la Asamblea . . . PUNTO CINCO. En relacion con este quinto punto del Orden del Dia el Presidente de la Asamblea informo a los presentes sobre la renuncia, con efectos a partir del 4 de julio de 1994, de la senora Leticia Navarro Ochoa a su cargo de Administrador Unica de la sociedad. Preciso el senor Alejandro Sainz Orantes que la renuncia arriba mencionada surte sus efectos a partir del 4 de julio de 1994. Por su parte, el senor Alejandro Nila Rosales, representante en la Asamblea de los accionistas Calzada Mariano Escobedo

151-155, S.A. de C.V., de Braun de Mexico y Compania, de C.V. y de Oral-B Laboratorios, S.A. DE C.V., propuso que en el evento que fuera aceptada la renuncia sometida a consideracion de la Asamblea i) se designase al senor Julio Pedro Cepeda Rebollo Administrador Unico de la sociedad, y ii) se ratificase la designacion del senor Luis Alfonso Cervantes Muniz para continuar desempanandose como Administrador Unico Suplente. Incluyo tambien en su propuesta el senor Nila Rosales la ratificacion de la designacion de los senores Fernando Holguin Maillard y Eduardo Rodriguez Islas como Comisarios Propietario y Suplente, respectivamente, de la sociedad. Entonces el Secretario de la Asamblea, senor Luis Alfonso Cervantes Muniz, informo a los presentes que la designacion del senor Julio Pedro Cepeda Rebollo como Administrador Unico de la sociedad fue debidamente autorizada por el instituto Nacional de Migracion, como consta en el oficio 12207 dictado por dicha autoridad en el expediente 5/214490 de 10. de junio de 1994, con fundamento en las disposiciones aplicables de la Ley General de Poblacion. Alcaro el propio senor Cervantes Muniz que por lo que respecta a la ratificacion de su designacion no se requiere autorizacion alguna por parte de las autoridades migratorias, dada su nacionalidad mexicana. Despues de intercambiar impresiones sobre lo vertido respecto de este quinto punto del Orden del Dia, los presentes, por unanimidad de votos, adoptaron las siguientes. RESOLUCIONES. "1. Se acepta, con efectos al 4 de julio de 1994, la renuncia sometida por la senora Leticia Navarro Ochoa a su cargo de Administradora Unica de la sociedad, cargo para el que fue designada por escritura publica 29,607 de 2 de enero de 1991 otorgada por el licenciado

Roberto Nunez y Bandera, Notario Publico 1 del Distrito Federal, el primer testimonio de la cual quedo debidamente inscrito en el Registro Publico de Comercio de esta capital en el folio mercantil 150313". "2. Se agradecen a la senora Leticia Navarro Ochoa los relevantes servicios que presto a la sociedad en su desempeno como Administradora Unico de la misma, y todos los accionistas y representantes de accionistas hacen votos para que tenga el mayor de los exitos en sus nuevas e importantes responsibilidades en Jafra Cosmetics International, Inc." "3. Con efectos a partir del 4 de julio de 1994 se designa al senor Julio Pedro Cepeda Rebollo como Administrador Unico de REDAY, S.A. DE C.V., haciendose constar que la designacion que en este acto se resuelve fue debidamente autorizada por el Instituto Nacional de Migracion, como consta en el oficio 12207 dictado por dicha autoridad en el expendiente 5/214490 de 10. de junio de 1994, con fundamento en las disposiciones aplicables de la Ley General de Poblacion". "4. Se ratifica la designacion del senor Luis Alfonso Cervantes Muniz como Administrador Unico Suplente de la sociedad". "5. Se ratifica la designacion de los senores Fernando Holguin Maillard y Eduardo Rodriguez Islas como Comisarios Propietario y Suplente, respectivamente, de REDAY, S.A. DE C.V." Estando presente en la Asamblea el senor Julio Pedro Cepeda Rebollo procedio a agradecer a la misma su designacion como Administrador Unico de REDAY, S.A. DE C.V., manifestando que realizara su mejor esfuerzo para cumplir cabalmente con sus obligaciones en tal caracter, y acto seguido exhibio en dinero efectivo cien nuebos pesos, moneda nacional, como garantia de su gestion, dando asi cumplimiento a lo dispuesto en el articulo XIV de los actuales estatutos sociales de REDAY, S.A. DE C.V. . . PUNTO SIETE. En relacion con este septimo punto del Orden del Dia, el Presidente de la Asamblea comento a los presentes la conveniencia de designar al senor Julio Pedro Cepeda Rebollo como Director General de la sociedad, quien para el desempeno de sus funciones habra de ser investido de poderes idoneos. Despues de comentar sobre la propuesta del Presidente, la Asamblea, por unanimidad de votos, adopto las siguientes. RESOLUCIONES. "1. Con efectos a partir del 4 de julio de 1994 se designa al senor Julio Pedro Cepeda Rebollo Director General de REDAY, S.A. DE C.V., quien como garantia de su gention deposito en la caja de la sociedad, la candidad de cien nuevos pesos, moneda nacional, y para el desempeno de sus funciones gozara del poder general de la sociedad para:- a) Pleitos, y cobranzas, con todas las facultades generales y las especiales que requieren clausula especial conforme a la ley, sin limitacion alguna, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion, estando por lo tanto facultado para desistirse aun del juicio de amparo; formular querellas y denuncias penales y otorgar perdon, cuando este proceda; transigir; comprometer en arbitros; absolver y articular posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante toda clase de autoridades y tribunales, sean penales, civiles, administrativos o del trabajo;- b) Administrar bienes, en los terminos del parrafo segundo del articulo dos mil quinientos cincueta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion;- c) La realizacion de actos que involucren las mas amplias facultades de administracion y direccion por lo que respecta a la planeacion, organizacion, mando y control del personal de REDAY, S.A. DE C.V. y, en consecuencia, por ministerio del articulo 11 de lay Lay Federal del Trabajo, habra de tener el caracter de representante legal de REDAY, S.A. DE C.V. en sus relationes con los trabajadores; asimismo se le otorga, sin limitacion alguna, en su caracter de representante legal, el poder general de la sociedad para pleitos y cobranzas, con todas las facultades generales y aun las especiales que de acuerdo con la ley requieran poder o clausula especial, en los terminos del parrafo primero del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion. De manera enunciativa y no limitativa, se mencionan, entre otras, facultades para representar a REDAY, S.A. DE C.V.: i) ante toda clase de autoridades administrativas y judiciales, tanto de caracter municipal como estatal y federal, ante el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, el Instituto Mexicano del Seguro Social, el Fondo Nacional para el Consumo de los Trabajadores y el Sistema de Ahorro para el Retiro, ii) ante las Juntas de Conciliacion y de Conciliacion y Arbitraje, tanto locales como federales, y ante las authoridades laborales a que se refiere el articulo quinientos veintitres de la Lay Federal del Trabajo, iii) en toda clase de procedimientos, incluyendo el del amparo, y iv) compareciendo y actuando, de acuerdo con lo dispuesto en los articulos once, seiscientos noventa y dos, fraccion II, ochocientos setenta y seis, setecientos ochenta y seis, setecientos ochenta y siete y demas aplicables de la Ley Federal del Trabajo, en la epapa conciliatoria, en la articulacion y absolucion de posiciones y en toda la secuela de los juicios laborales en que REDAY, S.A. DE C.V. sea parte o tercera interesada;- d) Suscribir y endorsar titulos de credito en nombre y representacion de la sociedad, en terminos del articulo noveno de la Ley General de Titulos y Operaciones de Credito, asi como abrir, operar y cerrar cuentas de la sociedad con instituciones bancarias e instituciones bursatiles, tanto del pais como del extranjero, en moneda nacional y en moneda extranjera, designando a personas authorizadas para operar dichas cuentas y girar contra las mismas; y - e) Otorgar y revocar poderes en terminos de los parrafos a), b) y c) que anteceden, con o sin facultades de substitucion, y revocar poderes otorgados por la sociedad".- "2. La designacion contenida en el parrafo resolutivo 1. anterior queda sujeta a la condicion suspensiva de que el Instituto Nacional de Migracion otorgue la autorizacion que procede conforme a la legislacion aplicable".- Estando presente en la Asamblea el senor Julio Pedro Capeda Robollo procedio a agradecer a la Asamblea su designacion como Director General de REDAY, S.A. DE C.V., manifestando que realizara su major esfuerzo para cumplir cabalmente con sus obligaciones en tal caracter. - PUNTO OCHO.- En relacion con este octavo punto del Orden del Dia, el Presidente de la Asamblea comento a los presentes la conveniencia de designar al senor Sergio Rene Aparicio Gonzalez como Director de Relaciones Industriales de la sociedad, quien para el desempeno de sus functiones habra de ser investido de poderes idoneos.- Despues de comentar suore la propuesta del Presidente, la Asamblea, or unanimidad de votos, adopto la siguiente.- RESOLUCION.- "Con efectos a partir del 10 de septiembre de 1994 se designa al senor Sergio Rene Aparicio Gonzalez Director de Relaciones Industriales de REDAY, S.A. DE C.V., quien para el desempeno de sus funciones gozara del poder general de la sociedad para:- a) Pleitos y cobranzas, con todas las facultades generales y las especiales que requieren clausula especial conforme a la ley, sin limitacion alguna, en los termios del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion, estando por lo tanto facultado para desistirse aun del juicio de amparo; formular querellas y denuncias penales y otorgar perdon, cuando este proceda; transigir; comprometer an arbitros; absolver y articular posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente authorizados por la ley, entre los que se incluye representar a la sociedad ante toda clase de autoridades y tribunales, sean penales, civiles, administrativos o del trabajo; b) Administrar bienes, en los terminos del parrafo segundo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion; y - c) La realizacion de actos que involucren las mas amplias facultades de administracion y direccion por lo que respecta a la planeacion, organizacion, mando y control del personal de - REDAY, S.A. DE C.V. y, en consecuencia, por ministerio del articulo 11 de la Ley Federal del Trabajo, habra de tener el caracter de representante legal de REDAY, S.A. DE C.V. en sus relaciones con los trabajadores; asimismo se le otorga, sin limitacion alguna, en su caracter de representante legal, el poder general de la sociedad para pleitos y cobranzas, con todas las facultades generales y aun las especiales que de acuerdo con la ley requieran poder o clausula especial, en los terminos del parrafo primero del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion. De manera enunciativa y no limitativa se mencionan, entre otras, facultades para representar a REDAY, S.A. DE C.V.: i) ante toda clase de autoridades administrativas y judiciales, tanto de caracter municipal como estatal y federal, ante el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, el Instituto Mexicano del Seguro Social, el Fondo Nacional para el Consumo de los Trabajadores y el Sistema de Ahorro para el Retiro, ii) ante las Juntas de Conciliacion y de Conciliacion y Arbitraje, tanto locales como federales, y ante las authoridades laborales a que se refiere el articulo quinientos veintitres de la Ley Federal del Trabajo, iii) en toda clase de procedimientos, incluyendo el del amparo _____ y iv) compareciendo y actuando, de acuerdo con lo dispuesto ___ los articulos once, seiscientos noventa y dos, fraccion ___ ochocientos setenta y seis, setecientos ochenta y seis, setecientos ochenta y siete y demas aplicables de la Ley Federal del Trabajo, en la etapa conciliatoria, en la articulacion ___ absolucion de posiciones y en toda la secuela de los juicios laborales en que REDAY, S.A. DE C.V. sea parte or tercera interesada".-Estando presente en la Asamblea el senor Sergio Rene Aparicio Gonzalez procedio a agradecer a la Asamblea su designacion como Director de Relaciones Industriales de REDAY, S.A. DE C.V., manifestando que realizara su mejor esfuerzo para cumplir cabalmente con sus obligaciones en tal caracter. - PUNTO NUEVE.- Respecto de este punto noveno del Orden del Dia, el Presidente de la Asamblea expuso a los presentes que se considera conveniente modificar integramente los actuales estatutos sociales de REDAY, S.A. DE C.V., a fin de que en ellos se incorporen las modificaciones que sufrio nuestra Ley General de Sociedades Mercantiles, mismas que entraron en vigor el 11 de junio de 1992, las que permiten mayor flexibilidad en la realizacion de actos corporativos de la empresa y se adecuan a la actual estructura de su capital social. Indico el Presidente que el proyecto de nuevos estatutos sociales de REDAY, S.A. DE C.V. se hizo llegar oportunamente a los accionistas de la sociedad para su analisis.- Los presentes coincidieron en la conveniencia de modificar integramente los estatutos de la sociedad en los terminos del proyecto que recibieron con oportuna anticipacion los accionistas que representan, por lo que la Asamblea, por unanimidad de votos, adopto las siguientes.-RESOLUCIONES.- "1. Con efectos a partir del 10 de noviembre de 1994 se modifican integramente los estatutos sociales de REDAY, S.A. DE C.V. en los terminos del proyecto que oportunamente y con anticipacion a la fecha de esta Asamblea fue entregado a los accionistas de la sociedad".- "2. Al expediente de esta acta se bajo la LETRA "D", un ejemplar de los nuevos estatutos de REDAY, S.A. DE C.V. en vigor a partir del 10 de noviembre de 1994, ejemplar que ha sido debidamente inicialado con fines de identificacion por el Presidente y el Secretario de esta Asamblea".- PUNTO DIEZ.- En relacion con este punto decimo del Orden del Dia, el Presidente manifesto la necesidad de designar a la persona o personas que, en representacion de la sociedad, habran de comparecer ante Notario Publico para i) otorgar los poderes a que se contraen las resoluciones adoptadas respecto de los puntos VI y VII del Orden del Dia de esta Asamblea, ii) protocolizar el acta que de esta Asamblea se levante, iii) insciribir el o los testimonios que contengan tal protocolizacion en el Registro Publico de Comercio del Distrito Federal, y, iv) adoptar cuanta medida o accion se requiera a efecto de que las resoluciones adoptadas por esta Asamblea cobren pleno vigor y surtan todos sus efectos, proponiendo se designe para tal fin a la senorita Elisa Iglesias Alvarez y a los senores Luis Alfonso Cervantes Muniz, Alejandro Sainz Orantes y Alejandro Nila Rosales, quienes podran actuar conjunta
o separadamente, indistintamente.- La Asamblea, por unanimidad de votos, adopto las siguientes.- RESOLUCIONES.- "1. En los terminos de lo dispuesto por el articulo 10 de la Ley General de Sociedades Mercantiles se designan Delegados Especiales de REDAY, S.A. DE C.V. a quienes fungieron como Presidente y Secretario de la Asamblea, esto es, a los senores Alejandro Sainz Orantes y Luis Alfonso Cervantes Muniz, a efecto de que conjuntamente comparezcan ante el Notario Publico de su eleccion a otorgar, en representacion de REDAY, S.A. DE C.V., los poderes a que se contraen las resoluciones adoptadas respecto de los puntos VI. y VIII. del Orden del Dia de esta Asamblea General Ordinaria Anual y Extraordinaria de Accionistas, teniendose el texto de tales poderes por aqui reproducido como si se intertase a la letra".- "2. Se designan Delegados Especiales de REDAY, S.A. DE C.V. a la senorita Elisa Iglesias Alvarez y a los senores Luis Alfonso Cervantes Muniz, Alejandro Sainz Orantes y Alejandro Nila Rosales, quienes podran actuar conjunta o separadamente, indistintamente, a efecto de que comparezcan ante al Notario Publico de su eleccion a protocolizar el acta que de esta Asamblea se levante y a efecto de que inscriban el o los primeros testimonios correspondientes en el Registro Publico de Comercio de esta capital en el folio mercantil 150313".- No habiendo otro asunto que tratar se suspendio la Asamblea por el tiempo necesario para la redaccion de la presente acta, la cual fue posteriormente leida, aprobada y firmada por todos los que en ella intervinieron.- Se hace constar que al momento de adoptarse todas y cada una de las resoluciones contenidas en esta acta estuvo representada y participo la totalidad del capital de la sociedad.- Se agregan al expediente de esta acta: . . . d) Bajo la LETRA "D", el texto de los estatutos sociales de REDAY, S.A. DE C.V. en vigor a partir del 10 de novienbre de 1994 .
 . . . Se levanto la Asamblea a las 15:00 horas del 10 de agosto de 1994.- Una firma.- Alejandro Sainz Orantes, en representacion de Grupo Jafra, S.A. de C.V. y de Plumibol, S.A. de C.V.- Presidente.- Una firma.- Luis Alfonso Cervantes Muniz.- Secretario.- Una firma.- Alejandro Nila Rosales, en representacion de Calzada Mariano Escobedo 151- 155, S.A. de C.V., de Braun de Mexico y Compania, de C.V. y de Oral-B Laboratorios, S.A. de C.V.- Una firma.- Julio Pedro Cepeda Rebollo.- Una firma.- Sergio Rene Aparicio Gonzalez.- Una firma.- Fernando Holguin Maillard.- Comisario".

            V. AUTHORIZACION DEL INSTITUTO NACIONAL DE MIGRACION.- Los comparecientes me exhiben el oficio marcado con el folio numero doce mil doscientos siete, del expediente numero cinco diagonal doscientos catorce mil cuatrocientos noventa, fechada el primero de junio de mil novecientos noventa y cuatro, expedido por el Departamento de Inmigrantes "B", del Instituto Nacional de Migracion de la Secretaria de Gobernacion, que contiene entre otras, la autorizacion para que el senor JULIO PEDRO CEPEDA REBOLLO, se documente en calidad de inmigrante, con el objeto de que preste sus servicios como Administrador Unico de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE. Fotocopia de dicho oficio, la agrego al apendice de esta escritura, en una foja util y con la letra "A".

                    EXPUESTO LO ANTERIOR, LOS COMPARECIENTES

FORMALIZAN LO QUE SE CONTINUE EN LAS SIGUIENTES:

                                C L A U S U L A S

                             PROTOCOLIZACION PARCIAL

            PRIMERA.- A solicitud de los senores Licenciados LUIS ALFONSO CERVANTES MUNIZ y ALEJANDRO SAINZ ORANTES, ambos en su caracter de Delegados Especiales de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, y en cumplimiento del acuerdo respectivo, queda PROTOCOLIZADA en la presente en su parte transcrita el ACTA DE ASAMBLEA GENERAL ORDINARIA ANUAL Y EXTRAORDINARIA DE ACCIONISTAS de la expresada Sociedad, celebrada el primero de agosto de mil novecientos noventa y cuatro, misma que he copiado en lo conducente en el antecedente cuarto de este instrumento.

            SEGUNDA.- En consecuencia, se tienen por formalizados los siguientes acuerdos:

            A).- Con erectos al cuatro de julio de mil novecientos noventa y cuatro, por aceptada la renuncia de la senora LETICIA NAVARRO OCHOA, al cargo de Administradora Unica de la referida Sociedad.

            B).- Con efectos a partir del cuatro de julio de mil novecientos noventa y cuatro, por designado al senor JULIO PEDRO CEPEDA REBOLLO, como Administrador Unico de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, quien gozara de todas las facultades que la Ley concede a los de su clase y muy especialmente de las senaladas en los Estatutos Sociales.

            C).- Por ratificada la designacion del senor LUIS ALFONSO CERVANTES MUNIZ, al cargo de Administrador Unico Suplente de la expresada Sociedad, quien gozara de las facultades senaladas en la escritura relacionada en el inciso "A" del antecedente segundo de la presente.

            D).- Por ratificada la designacion de los senores FERNANDO HOLGUIN MAILLARD y EDUARDO RODRIGUEZ ISLAS, a los cargos de Comisarios Propietario y Suplente, respectivamente, de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

            E).- Con efectos a partir del cuatro de julio de mil novecientos noventa y cuatro, por designado al senor JULIO PEDRO CEPEDA REBOLLO, como Director General de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE. Dicha designacion, QUEDA SUJETA A LA CONDITION SUSPENSIVA de que el Instituto Nacional de Migracion otorgue la autorizacion respectiva.

            F).- Con efectos a partir del primero de septiembre de mil novecientos noventa y cuatro, por designado al senor SERGIO RENE APARICIO GONZALEZ, somo Director de Relaciones Industriales de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

            G).- Con efectos a partir del primero de noviembre de mil novecientos noventa y cuatro, por modificados integramente los estatuso sociales de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

            H).- Por designados como Delegados Especiales de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, a los senores ALEJANDRO SAINZ ORANTES, LUIS ALFONSO CERVANTES MUNIZ, ALEJANDRO NILA ROSALES, y a la senorita ELISA IGLESIAS ALVAREZ, quienes tendran las facultades contenidas en el acta queha quedado protocolizada parcialmente, mismas que se tienen aqui por reproducidas como si se insertasen a la letra.

                                 PROTOCOLIZACION

            TERCERA.- A solicitud de los senores Licenciados LUIS ALFONSO CERVANTEZ MUNIZ y ALEJANDRO SAINZ ORANTES, ambos en su caracter de Delegados Especiales de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, quedan PROTOCOLIZADOS en la presente, los nuevos Estatutos Sociales de la expresada Sociedad, mismos que agrego al apendice de esta escritura, en doce fojas utilizadas unicamente por el anverso y con la letra "B".

                        OTORGAMIENTO DE PODERES GENERALES

            CUARTA.- "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada como se ha dicho por sus Delegados Especiales, en cumplimiento del acuerdo contenido en el acta que ha quedado protocolizada parcialmente por esta escritura, OTORGA al senor JULIO PEDRO CEPEDA REBOLLO, para el desempeno de su cargo de Director General de la expresada Sociedad, PODER GENERAL para:-

            A).- PLEITOS Y COBRANZAS, con todas las facultades generales y las especiales que requieren clausula especial conforme a la Ley, sin limitacion alguna, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las Entidades que integran la Federacion, estando por lo tanto facultado para desistirse aun del juicio de amparo; formular querellas y denuncias penales y otorgar perdon, cuando este proceda; transigir; comprometer en arbitros; absolver y articular posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la Ley, entre los que se incluye representar a la Sociedad ante toda clase de Autoridades y Tribunales, sean Penales, Civiles, Administrativos o del Trabajo;

            B).- ADMINISTRAR BIENES, en los terminos del parrafo segundo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las Entidades que integran la Federacion;

            C).- LA REALIZACION DE ACTOS QUE INVOLUCREN LAS MAS AMPLIAS FACULTADES DE ADMINISTRACION Y DIRECCION por lo que respecta a la planeacion, organizacion, mando y control del personal de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE y, en consecuencia, por ministerio del articulo once de la Ley Federal del Trabajo, habra de tener el caracter de representante legal de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, en sus relaciones con los trabajadores; asimismo se le otorga, sin limitacion alguna, en su caracter de representante legal, el poder general de la Sociedad para pleitos y cobranzas, con todas las facultades generales y aun las especiales que de acuerdo con la Ley requieran poder o clausula especial, en los terminos del parrafo primero del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las Entidades que integran la Federacion. De manera enunciativa y no limitativa se mencionan entre otras, facultades para representar a "REDAY", SOCIEDAD ANONIMA DE CAPITAL
VARIABLE: i) ante toda clase de Autoridades Administrativas y Judiciales, tanto de caracter Municipal como Estatal y Federal, ante el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, el Instituto Mexicano del Seguro Social, el Fondo Nacional para el Consumo de los Trabajadores y el Sistema de Ahorro para el Retiro, ii) ante las Juntas de Conciliacion y de Conciliacion y Arbitraje, tanto Localses como Federales, y ante las Autoridades Laborales a que se refiere el articulo quinientos veintitres de la Ley Federal del Trabajo, iii) an toda clase de procedimientos, incluyendo el del amparo, y iv) compareciendo y actuando, de acuerdo con lo dispuesto en los articulos once, seiscientos noventa y dos, fraccion dos (romano), ochocientos setenta y seis, setecientos ochenta y seis, setecientos ochenta y siete y demas aplicables de la Ley Federal del Trabajo, en la etapa conciliatoria, en la articulacion y absolucion de posiciones y en toda la secuela de los juicios laborales en que "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, sea parte o tercera interesada;

            D).- SUSCRIBIR Y ENDOSAR TITULOS DE CREDITO en nombre y representacion de la Sociedad, en terminos del articulo noveno de la Ley General de Titulos y Operaciones de Credito, asi como abrir, operar y cerrar cuentas de la Sociedad con Instituciones Bancarias e Instituciones Bursatiles, tanto del pais como del extranjero, en moneda acional y en moneda extranjera, designando a personas autorizadas para operar dichas cuentas y girar contra las mismas;

            E).- OTORGAR Y REVOCAR PODERES en terminos de los parrafos A), B), y
C) que anteceden, con o sin facultades de substitution, y revocar poderes otorgados por la Sociedad.

            QUINTA.- "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada como se ha dicho por sus Delegados Especiales, en cumplimiento del acuerdo contenido en el acta que ha quedado protocolizada parcialmente en esta escritura, OTORGA al senor SERGIO RENE APARICIO GONZALEZ, para el desempeno de su cargo de Director de Relaciones Industriales de la expresada Sociedad, PODER GENERAL para:

            A).- PLEITOS Y COBRANZAS, con todas las facultades generales y las especiales que requieren clausula especial conforme a la Ley, sin limitacion alguna, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del

Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las Entidades que integran la Federacion, estando por lo tanto facultado para desistirse aun del juicio de amparo; formular querellas y denuncias penales y otorgar perdon, cuando este proceda; transigir; comprometer en arbitros; absolver y articular posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la Ley, entre los que se incluye representar a la Sociedad ante toda clase de Autoridades y Tribunales, sean Penales, Civiles, Administrativos o del Trabajo;

            B).- ADMINISTRAR BIENES, en los terminos del parrafo segundo del articulo dos mil quinientos cincuento y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las Entidades que integran la Federacion;

            C).- LA REALIZACION DE ACTOS QUE INVOLUCREN LAS MAS AMPLIAS FACULTADES DE ADMINISTRACION Y DIRECCION por lo que respecta a la planeacion, organizacion, mando y control del personal de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE y, en consecuencia, por ministerio del articulo once de la Ley Federal del Trabajo, habra de tener el caracter de representante legal de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, en sus relaciones con los trabajadores; asimismo se le otorga, sin limicacion alguna, en su caracter de representante legal, el poder general de la Sociedad para pleitos y cobranzas, con todas las facultades generales y aun las especiales que de acuerdo con la Ley requieran poder o clausula especial, en los terminos del parrafo primero del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los

Codigos Civiles de las Entidades que integran la Federacion. De manera enunciativa y no limitativa se mencionan entre otras, facultades para representar a "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE: i) ante toda clase de Autoridades Administrativas y Judiciales, tanto de caracter Municipal como Estatal y Federal, ante el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, el Instituto Mexicano del Seguro Social, el Fondo Nacional para el Consumo de los Trabajadores y el Sistema de Ahorro para el Retiro, ii) ante las Juntas de Conciliacion y de Conciliacion y Arbitraje, tanto Locales como Federales, y ante las Autoridades Laborales a que se refiere el articulo quinientos veintitres de la Ley Federal del Trabajo, iii) en toda clase de procedimientos, incluyendo el del amparo, y iv) compazreciendo y actuando, de acuerdo con lo dispuesto en los articulos once, seiscientos noventa y dos, fraccion dos (romano), ochocientos setenta y seis, setecientos ochenta y seis, setecientos ochenta y siete y demas aplicables de la Ley Federal del Trabajo, en la etapa concoliatoria, en la articulacion y absolucion de posiciones y en toda la secuela de los juicios laborales en que "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, sea parte o tercera interesada.

                                CLAUSULAS COMUNES

            SEXTA.- Los senores Licenciados LUIS ALFONSO CERVANTES MUNIZ y ALEJANDRO SAINZ ORANTES, en su citado caracter de Delegados Especiales de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, liberan al suscrito Notario de la obligacion de inscribir el primer testimonio de esta escritura, en el Registro Publico de la Propiedad y de Comercio del Distrito Federal, siendo por cuenta de

"REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, todos los gastos, derechos y honorarios que dicho tramite origine.

            SEPTIMA.- Los gastos y honorarios que la presente origine, seran por cuenta de "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

                         MANIFESTACIONES Y PERSONALIDAD

            Manifestan los senores Licenciados LUIS ALFONSO CERVANTES MUNIZ y ALEJANDRO SAINZ ORANTES, bajo protesta de decir verdad y advertidos previamente de las penas en que incurren quienes declaran con falsedad ante Notario, que:

            A).- Los funcionarios designados de la referida Sociedad, han aceptado sus respectivos cargos y caucionado debidamente el manejo de los mismos.

            B).- Las firmas que aparecen al final del acta protocolizada parcialmente, corresponden a las personas que se les atribuyen.

            C). LA PERSONALIDAD que ostentan no les ha sido revocada ni en forma alguna limitada, y acreditan la misma asi como la legal constitucion de su representada, con los documentos relacionados en los antecedentes de la presente.

            POR SUS GENERALES, los comparecientes declaran ser mexicanos por nacimiento; el senor LUIS ALFONSO CERVANTES MUNIZ, originario del Distrito Federal, nacio el dieciseis de noviembre de mil novecientos cincuenta y cinco, casado, Licenciado en Derecho, con domicilio en Campos Eliseos numero trescientos cuarenta y cinco, tercer piso, colonia Chapultepec Polanco, Delegacion Miguel Hidalgo, quien es de mi personal conocimiento; y el senor ALEJANDRO SAINZ ORANTES, originario del Distrito Federal, nacio el doce de abril de mil novecientos setenta, soltero, Licenciado en Derecho, con el mismo domicilio que el anterior, se identifica con su licencia para conducir tipo "A" marcada con el numero "NVA" un millon ciento setenta y tres mil trescientos setenta y seis, expedida el veinticuatro de febrero de mil novecientos noventa y tres, por el modulo quince de la entonces Secretaria General de Proteccion y Vialidad del Departamento del Distrito Federal.

            FINALMENTE CERTIFICO QUE: la presente ha sido redactada por mi el Notario; lo relacionado e inserto concuerda con sus originales a que me remito; los comparecientes a quienes explique ampliamente el valor y las consecuencias legales de esta escritura, me son conocidos y tienen capacidad legal; la misma les fue leida y conformes con ella la firman el dia tres del mismo mayo, en que desde luego AUTHORIZO. - DOY FE.

LUIS ALFONSO CERVANTES MUNIZ.- Firma.- ALEJANDRO SAINZ ORANTES.- Firma.- CARLOS ANTONIO REA FIELD.- Firma.- El sello de autorizar.

                              NOTAS COMPLEMENTARIAS

            NOTA PRIMERA.- Mexico, Distrito Federal, a tres de mayo de mil novecientos noventa y cinco.- Con esta fecha agrego al apendice en dos fojas utiles y con la letra "C", el aviso que di al Registro Nacional de Inversiones Extranjeras, conforme al articulo treinta y cuatro de la Ley de Inversion Extranjera.- DOY FE.- CARLOS ANTONIO REA FIELD.- Rubrica.

            INSERCION DEL ARTICULO DOS MIL QUINIENTOS CINCUENTA Y CUATRO DEL CODIGO CIVIL PARA EL DISTRITO FEDERAL.

            "ART. 2554.- En todos los poderes generales para pleitos y cobranzas, bastara que se diga que se otorga con todas las facultades generales y las especiales aue requieran clausula especial conforme a la Ley, para que se entiendan conferidos sin limitacion alguna.

            En los poderes generales para administrar bienes, bastara expresar que se dan con ese caracter para que el apoderado tenga toda clase de facultades administrativas.

            En los poderes generales, para ejercer actos de dominio, bastara que se den con ese caracter para que el apoderado tenga todas las facultades de dueno, tanto en lo relativo a los bienes, como para hacer toda clase de gestiones, a fin de defenderlos.

            Cuando se quisieren limitar, en los tres casos antes mencionados, las facultades de los apoderados, se consignaran las limitaciones, o los poderes seran especiales.

            Los Notarios insertaran este articulo en los testimonios de los poderes que otorguen.

            ES PRIMER TESTIMONIO, QUE SE SACA DE SU ORIGINAL Y EXPIDO PARA "REDAY", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, A SU SOLICITUD. VA EN DIECIOCHO FOJAS UTILES, DEBIDAMENTE COTEJADAS Y CORREGIDAS.- DOY FE.- MEXICO, DISTRITO FEDERAL A TRES DE MAYO DE MIL NOVECIENTOS NOVENTA Y CINCO.

                                                                 EXHIBIT 3.11(A)

                        INSTITUTO NACIONAL DE MIGRACION,
                        DIRECCION DE INMIGRANTES E INMIGRADOS
                        DEPT. DE INMIGRANTES "B"
                        EXP. 6/214490

                        ASUNTO: Se autoriza la Internacion al pais, a persona citan de nacionalidad ARGENTINA,
                                 BRASILENA Y NORTEAMERICANA

                        Mexico, D.F., a 10 de junio de 1994.

LIC. EDUARDO IBARRELA NICOLIN
DIRECTOR GENERAL DE ASUNTOS CONSULARES
SECRETARIA DE RELACIONES EXTERIORES
RICARDO FLORES MAGON No. 1
ANEXO PLANTA BAJA
CIUDAD.

            Agradecere a usted se sirva girar sus apreciables instituciones a nuestra Representacion Consular en Los Angeles, California, E.U.A., a fin de que se documenta en Calidad de INMIGRANTE por UN ANO, en los terminos del Articulo 48 Fraccion IV (CUARTA) de la Ley General de Poblacion, al senor JULIO PEDRO CEPEDA REBOLLO, de nacionalidad ARGENTINA, para el exclusivo objeto de que preste sus servicios como ADMINISTRADOR UNICO en las empresas DIRSAMEX, S.A. DE C.V., QUALIFAX, S.A. DE C.V., REDAY, S.A. DE C.V., DISTRIBUIDORA VENUS, S.A. DE C.V., Y JAFRA COSMETICS, S.A. DE C.V., asi como PRESIDENTE DE CONSEJO DE ADMINISTRACION EN PLUMISOL, S.A. DE C.V., Y GRUPO JAFRA, S.A. DE C.V., todas unos cados en esta Ciudad; con prohibicion para realizar otra actividad distinta a las autoridades.

            Asimismo se documentaran como INMIGRANTES por UN ANO, a los terminos del Articulo 48 Fraccion VII (SEPTIMA) de la Ley General de Poblacion, a la senora ANA ELENA CASTRO LEDESMA DE CEPEDA de nacionalidad

ARGENTINA, e hijos LUCAS, MAXIPIA de nacionalidad BRASILENA Y THOMAS CEPEDA CASTRO de nacionalidad NORTEAMERICANA, para el exclusivo objeto de que vivan al lado y bajo la dependencia economica del senor JULIO PEDRO CEPEDA REBOLLO, esposo y padre de las citadas personas, en virtud de haberse comprobado el nexo familiar que los une entre si; con prohibicion para desempenar cualquier actividad, excepto la de realizar estudios.

            Cada uno de los citados extranjeros pagaran la suma de M$540.00 (QUINIENTOS CUARENTA NUEVOS PESOS 00/100 M.N.) por concepto de derechos establecidos en el Articulo 9o. Fraccion I (PRIMERA) de la Ley Federal de Derechos en vigor.

            Se hara del conocimiento de los extranjeros arriba citados el contenido de los Articulos 43, 45, 46, 47, y 63 de la Ley General de Poblacion y de que cuentan con un plazo de TRES MESES, a partir de la fecha de despacho del presente oficio para documentarse e internarse en el pais, asi como que en un plazo de 45 dias naturales contados a partir de la fecha de la internacion el senor JULIO PEDRO CEPEDA

REBOLLO, debera acreditar encontrarse en el desempeno de las actividades para las que fue autorizado.

                              ATENTAMENTE
                              SUFRAGIO EFECTIVO, NO REFLECCION
                              LA COMMISIONADA

                              LIC. BLANCA RUTH ESPONDA ESPINOZA

c.c.p.-Direccion de Inspeccion.-Edif.
c.c.p.-Deleg. del Instituto Nacional de Migracion.-Puerto Central Aero. c.c.p.-Ares de Inf. de la Direc. de Inmigrantes e Inmig.-Edif.

                                                                 EXHIBIT 3.11(B)

                               REDAY, S.A. DE C.V.

                                    ESTATUTOS

                      NOMBRE, DOMICILIO, OBJETO Y DURACION

                                   ARTICULO I.

            La denominacion de la sociedad es "REDAY" y debera ir siempre seguida de las palabras "sociedad anonima de capital variable", o de su abreviatura "S.A. de C.V."

                                  ARTICULO II.

            El domicilio de la sociedad es el Distrito Federal, Mexico; sin embargo, podra establecer agencias o sucursales en cualquier otra parte de la Republica Mexicana o del extranjero y someterse a domicilios convencionales.

                                  ARTICULO III.

            La sociedad tendra por objeto:

            1) Adquirir, establecer, disponer de, dar o tomar en arrendamiento o subarrendamiento, en comodato en subcomodato, administrar, operar, o poseer en cualquier forma permitida por la ley fabricas, plantas industriales, talleres, laboratorios, almacenes o bodegas, oficinas tiendas y otros establecimientos y bienes inmuebles con el fin de otorgar gratuita u onerosamente su uso y gozo a terceros en virtud de contratos de arrendamiento, subarrendamiento, comodato o subcomodato, o cualquier otro titulo juridico;

            2) Contruir, edificar, reparar, reconstruir, demoler, planear y disenar toda clase de cases habitacion, edificios, estructuras, fabricas, plantas industriales, talleres, laboratorios, almacenes o bodegas, oficinas tiendas y otros establecimientos y bienes inmuebles;

            3) Adquirir, enajenar, importar, exporter, gravar, dar o tomar en arrendamiento y negociar en cualquier forma con toda clase de bienes muebles;

            4) Prestar y recibir servicios de construccion, diseno y consultoria, asi como servicios administrativos y de supervision;

            5) Prestar toda clase de servicios tecnicos, administrativos o de supervision a negociaciones comerciales o industriales en Mexico o en el extranjero y recibir tales servicios;

            6) Solicitar, comprar, vender, dar o tomar en uso, ceder, registrar y adquirir marcas industriales y de servicios, nombres comerciales, derechos de autor, patentes, invenciones y procesos, asi como disponer de ellos;

            7) Actuar como contratista, subcontratista, agente o representante y designar subcontratistas, agentes o representantes;

            8) Adquirir acciones, participaciones, partes de interes y obligaciones de toda clase de empresas o sociedades, sean civiles o mercantiles, y formar parte de ellas;

            9) Representar o ser agente o comisionista de negociaciones comerciales o industriales nacionales o extranjeras;

            10) Dar o tomar dinero en prestamo con o sin garantia, emitir bonos, valores hipotecarios, obligaciones y cualquiera otros titulos de credito con la intervencion de las instituciones senaladas por la ley, y otorgar fianzas o garantias de cualquier clase respecto de obligaciones contraidas
      o de titulos emitidos o aceptados por la propia sociedad o por terceros;

            11) Emitir, suscribir, aceptar y negociar en cualquier forma con titulos de credito; y

            12) Ejecutar toda clase de actos y celebrar toda clase de contratos permitidos por la ley.

                                  ARTICULO IV.

            La sociedad tendra duracion de noventa y nueve anos contados a partir de la fecha de su constitucion.

                                   ARTICULO V.

            El capital social es variable. El capital fijo sin derecho a retiro es de N$10,000.00 M.N. (diez mil nuevos pesos 00/100, moneda nacional), representado por 10,000 (diez mil) acciones ordinarias, nominativas, Serie "A", con valor nominal de N$1.00 M.N. (un nuevo peso 00/100, moneda nacional) cada una. A la fecha de adopcion de estos estatutos la parte variable del capital de la sociedad esta integrada por N$25,162,154.00 M.N. (veinticinco millones ciento sesenta y dos mil ciento cincuenta y cuatro nuevos pesos 00/100, moneda nacional), representada por 25,162,154 (veinticinco millones ciento sesenta y dos mil ciento cincuenta y cuatro) acciones ordinarias, nominativas, Serie "B", con valor nominal de N$1.00 M.N. (un nuevo peso 00/100, moneda nacional) cada una.

            Corresponderan a la Serie "A" aquellas acciones representativas de la parte fija del capital social.

            Corresponderan a la Serie "B" aquellas acciones representativas de la parte variable del capital social.

            En todo caso, la participacion de la inversion extranjera en el capital de la sociedad habra de sujetarse a las disposiciones aplicables de la Ley de Inversion Extranjera y su Reglamento.

            Los certificados provisionales y los titulos definitivos representativos de las acciones deberan cumplir con los requisitos establecidos en el articulo ciento veinticinco de la Ley General de Sociedades Mercantiles; podran amparar una o mas acciones y estaran firmados por dos miembros del Consejo de Administracion o por el Administrador Unico, segun sea el caso.

                                  ARTICULO VI.

            Cada aumento o reduccion del capital social fijo sera decretado por Asamblea General Extraordinaria de Accionistas. Cada aumento o reduccion del capital social en la parte variable sera decretado por Asamblea General Ordinaria de Accionistas.

            En los terminos del articulo ciento treinta y dos de la Ley General de Sociedades Mercantiles, en el caso de aumento de capital los accionistas tendran derecho preferente para suscribir las acciones representativas del aumento en proporcion al numero de acciones de que sean titulares.

            Las resoluciones de las Asambleas Generales de Accionistas en las que se acuerde aumento de capital seran publicadas en el Diario Oficial de la Federacion. Ademas, las mencionadas resoluciones se notificaran a los accionistas por medio de cartas que se enviaran por correo certificado con anterioridad a la fecha de su publicacion, a las direcciones que aparezcan inscritas en el Libro de Registro de Acciones de la sociedad. En caso de que existan accionistas domiciliados en el extranjero, dichas cartas se enviaran por correo aereo certificado.

            Los accionistas deberan ejercer su derecho preferente antes mencionado dentro de los quince dias de calendario siguientes a la fecha de publicacion de la resolucion. Sin embargo, si la totalidad del capital social estuviere representado en alguna Asamblea que decretase incremento de capital, el periodo de quince dias de calendario se computara a partir de la fecha de la Asamblea correspondiente y los accionistas se daran por notificados de la resolucion desde la fecha de la Asamblea, por lo que la publicacion y notificacion de la resolucion de incremento de capital no seran necesarias.

                                  ARTICULO VII.

            La sociedad podra adquirir las acciones representativas de su propio capital social para su amortizacion con utilidades repartibles mediante resolucion al efecto de la Asamblea General Extraordinaria de Accionistas, sin disminucion del capital social. La designacion de las acciones que hayan de ser amortizadas se hara por sorteo, en los terminos y condiciones que disponga la Asamblea General Extraordinaria de Accionistas o, por delegacion especifica de esta, el Consejo de Administracion, sujetandose al monto maximo de utilidades repartibles que habra de ser fijado por la propia Asamblea. Los titulos de las acciones amortizadas quedaran extinguidos.

                          ADMINISTRACION DE LA SOCIEDAD

                                 ARTICULO VIII.

            La administracion de la sociedad estara confiada a un Administrador Unico o a un Consejo de Administracion formado por el numero de miembros que determine la Asamblea de Accionistas. Si la Asamblea lo considera pertinente, podra designar un Administrador Unico Suplente o a Consejeros Suplentes, segun sea el caso. Los Consejeros y sus Suplentes podran ser o no accionistas; desempenaran sus cargos hasta que las personas designadas para substituirlos tomen posesion de los mismos; podran ser reelectos y recibiran las remuneraciones que determine la Asamblea de Accionistas.

                                  ARTICULO IX.

            En el evento de que la sociedad sea administrada por un Consejo de Administracion, cualquier accionista o grupo de accionistas que represente cuando menos el veinticinco por ciento del capital social tendra el derecho de designar a un miembro del Consejo y a su Suplente, si hubiere Suplentes. En caso de que ningun accionista o grupo de accionistas ejerza el derecho de las minorias establecido en este articulo, todos los miembros del Consejo de Administracion seran designados por mayoria de votos.

                                   ARTICULO X.

            El Consejo de Administracion o el Administrador Unico, en su caso, sera el representante legal de la sociedad y tendra las siguientes facultades y obligaciones:

            1. Ejercitar el poder para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran de clausula especial de acuerdo con la ley, sin limitacion alguna, de conformidad con lo dispuesto por el primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos, estando por lo tanto facultado para desistirse de procedimientos, aun del juicio de amparo; formular querellas y denuncias penales y desistirse de ellas; coadyuvar con el Ministerio Publico y otorgar perdon; transigir; someterse a arbitraje; formular y absolver posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los qua se incluye representar a la sociedad ante autoridades y tribunales penales, civiles, administrativos y del trabajo;

            2. Administrar bienes de acuerdo con lo dispuesto por el segundo parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos;

            3. Ejecutar actos de dominio de acuerdo con lo previsto en el tercer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos;

            4. Suscribir titulos de credito de conformidad con el articulo noveno de la Ley General de Titulos y Operaciones de Credito;

            5. Abrir, operar y cerrar cuentas bancarias a nombre de la sociedad, en el pais y en el extranjero, en moneda nacional y en moneda extranjera, y designar a las personas que puedan girar contra las mismas;

            6. Nombrar y remover al director general y demas directores, gerentes, funcionarios y empleados de la sociedad y determinar sus condiciones de trabajo, remuneraciones y facultades;

            7. Formular reglamentos interiores de trabajo;

            8. Convocar Asambleas de Accionistas y ejecutar sus resoluciones;

            9. Llevar a cabo todos los actos autorizados por estos estatutos o que sean consecuencia de los mismos; y

            10. Conferir poderes generales y especiales en los terminos de los parrafos uno, dos, tres, cuatro y cinco anteriores, con o sin facultades de substitucion, asi como revocar los poderes que hubieren sido otorgados por la sociedad.

                                  ARTICULO XI.

            Cuando la sociedad sea administrada por organo colegiado el Presidente y el Secretario del Consejo de Administracion seran designados por la Asamblea de Accionistas o por el Consejo de Administracion, y tendran las facultades que se les otorguen al ser designados. El Secretario podra ser o no miembro del Consejo.

                                  ARTICULO XII.

            Para que las sesiones del Consejo de Administracion sean validas se requerira, en todo caso, la asistencia de la mayoria de sus miembros o de sus respectivos suplentes. El Consejo de Administracion adoptara sus resoluciones por mayoria de votos de los miembros presentes en cada Sesion.

            Conforme a lo previsto en el articulo 143 de la Ley General de Sociedades Mercantiles, los miembros del Consejo de Administracion podran adoptar validamente resoluciones sin estar reunidos en formal Sesion, siempre que tales resoluciones se confirmen por escrito por todos los miembros del Consejo de Administracion. En todo caso sera responsabilidad de quien desempene el cargo de Secretario del Consejo de Administracion de cerciorarse de la autenticidad de tales escritos, de su formalizacion y de su conservacion.

                                 ARTICULO XIII.

            El Presidente no tendra voto de calidad en caso de empate. Si el Presidente o el Secretario no asisten a la Sesion, el cargo respectivo, para efectos de la Sesion, sera ocupado por el Consejero designado por mayoria de votos de los miembros presentes. Las actas de Sesiones del Consejo seran transcritas en un libro especialmente autorizado y seran firmadas por quienes actuen como Presidente y Secretario de cada Sesion, asi como por cualquier Consejero que asistiere y deseare hacerlo.

                                  ARTICULO XIV.

            Para garantizar el desempeno de sus cargos el Administrador Unico o, en su caso, los Consejeros y sus respectivos Suplentes, al tomar posesion, depositaran con la sociedad la cantidad de N$100.00 M.N. (cien nuevos pesos 00/100, moneda nacional) cada uno, o, a su eleccion, exhibiran poliza de fianza otorgada por compania autorizada por igual suma. Los Consejeros o el Administrador Unico, segun sea el caso, no podran retirar las garantias otorgadas hasta que su gestion haya sido aprobada por Asamblea de Accionistas. Los directores y demas funcionarios de la sociedad otorgaran las garantias que determine la Asamblea de Accionistas o el Consejo de Administracion que los designe.

                            VIGILANCIA DE LA SOCIEDAD

                                  ARTICULO XV.

            La vigilancia de la sociedad estara encomendada a uno o dos Comisarios, segun lo determine la Asamblea de Accionistas. Si la Asamblea lo considerare pertinente designara uno o dos Comisarios Suplentes.

                                  ARTICULO XVI.

            Los Comisarios no necesitan ser accionistas de la sociedad; podran ser reelectos y desempenaran su cargo hasta que las personas designadas para suplirlos tomen posesion de los mismos.

                                 ARTICULO XVII.

            Los Comisarios tendran las facultades y las obligaciones establecidas en el articulo ciento sesenta y seis de la Ley General de Sociedades Mercantiles.

                                 ARTICULO XVIII.

            Los Comisarios otorgaran las garantias senaladas en el articulo XIV de estos estatutos para los Consejeros, y solo podran retirarlas cuando su gestion haya sido aprobada por Asamblea de Accionistas.

                            ASAMBLEAS DE ACCIONISTAS

                                  ARTICULO XIX.

            Las Asambleas de Accionistas se celebraran en el domicilio de la sociedad. Seran Extraordinarias las Asambleas convocadas para tratar cualquiera de los asuntos incluidos en el articulo ciento ochenta y dos de la Ley General de Sociedades Mercantiles. Todas las demas Asambleas seran Ordinarias.

                                  ARTICULO XX.

            Las convocatorias para Asambleas de Accionistas deberan ser expedidas por el Administrador Unico o por el Presidente o el Secretario del Consejo de

Administracion, segun sea el caso, o, en la medida en que lo permita la ley, por el Comisario o Comisarios. Sin embargo, los accionistas que representen cuando menos el treinta y tres por ciento del capital social podran solicitar por escrito, en cualquier tiempo, que el Administrador Unico o el Consejo de Administracion, segun sea el caso, o los Comisarios, convoquen a Asamblea de Accionistas para tratar los asuntos especificados en su solicitud. Cualquier accionista titular de una o mas acciones tendra el mismo derecho en cualquiera de los casos senalados en el articulo ciento ochenta y cinco de la Ley General de Sociedades Mercantiles. Si el Administrador Unico o el Presidente o el Secretario del Consejo de Administracion, segun sea el caso, o los Comisarios, no expidieren la convocatoria dentro de los quince dias siguientes a la fecha de la solicitud, un Juez de lo Civil o de Distrito del domicilio de la sociedad hara la convocatoria a peticion de cualquier accionista interesado, debiendo exhibir sus acciones para tal efecto, de conformidad con lo previsto por la Ley.

                                  ARTICULO XXI.

            Las convocatorias para Asambleas se publicaran en el Diario Oficial de la Federacion con por lo menos quince dias de anticipacion a la fecha fijada para la Asamblea. Ademas, las convocatorias se notificaran por carta a los accionistas, que se enviaran por correo certificado, con anterioridad a la fecha de publicacion de la convocatoria a las direcciones que aparezcan en el Libro de Registro de Acciones de la sociedad. Tratandose de accionistas domiciliados en el extranjero, dichas cartas se enviaran por correo aereo certificado. Las convocatorias contendran el Orden del Dia y estaran firmadas por quien las expida.

                                 ARTICULO XXII.

            Las Asambleas podran celebrarse sin previa publicacion de convocatoria si el capital social esta representado en su totalidad y participa al momento de la votacion.

                                 ARTICULO XXIII.

            So1o los accionistas que aparezcan inscritos en el Libro de Registro de Acciones de la sociedad como titulares de una o mas acciones seran admitidos en Asambleas.

                                 ARTICULO XXIV.

            Los accionistas podran ser representados en Asambleas por la persona
o personas que designen mediante carta poder firmada ante dos testigos, o por cualquier otra forma de mandato conferido de acuerdo con la ley.

                              ARTICULO XXV.

            Las actas de Asambleas se transcribiran a un libro especialmente autorizado y deberan ser firmadas por las personas que hayan fungido como Presidente y Secretario de la Asamblea, asi como por los Comisarios presentes y por los accionistas o representantes de accionistas que desearen firmar.

                                 ARTICULO XXVI.

            Las Asambleas seran presididas por el Administrador Unico o por el Presidente del Consejo de Administracion, segun sea el caso. Sin embargo, en caso de que quien desempene alguno de los cargos mencionados estuviere ausente, la Asamblea en cuestion sera presidida por la persona que se designe por resolucion de la propia Asamblea. El Secretario del Consejo de Administracion actuara como Secretario de las Asambleas de Accionistas; sin embargo, en su ausencia, actuara como tal la persona designada por resolucion de la Asamblea.

                                 ARTICULO XXVII.

            Las Asambleas Ordinarias se celebraran cuando menos una vez al ano dentro de los cuatro meses siguientes al cierre de cada ejercicio social. Ademas de los asuntos especificados en el Orden del Dia, la Asamblea Ordinaria Anual debera discutir, aprobar o modificar el informe del Consejo de Administracion que incluya los informes y estados financieros a que se refiere el enunciado general del articulo ciento setenta y dos de la Ley General de Sociedades Mercantiles, tomando en cuenta el informe del Comisario o Comisarios, y adoptar las medidas que juzgue oportunas; designar al Administrador Unico o a los miembros del Consejo de Administracion, segun sea el caso, y al Comisario o Comisarios, asi como determinar las remuneraciones al Administrador Unico o a los miembros del Consejo de Administracion y a los Comisarios.

                                ARTICULO XXVIII.

            Para que sean validas las Asambleas Ordinarias de Accionistas celebradas en virtud de primera o ulterior convocatoria deberan reunir la presencia de, por lo menos, el cincuenta por ciento de las acciones representativas del capital social.

                                 ARTICULO XXIX.

            Para que sean validas las Asambleas Extraordinarias de Accionistas celebradas en virtud de primera convocatoria, deberan reunir, por lo menos, la presencia del sesenta y cinco por ciento de las acciones representativas del capital social. En caso de segunda o ulterior convocatoria, la Asamblea se considerara legalmente instalada si estuviere presente, cuando menos, el cincuenta por ciento de las acciones representativas del capital social.

                                  ARTICULO XXX.

            Tratandose de Asambleas Ordinarias, las resoluciones en ellas adoptadas seran validas cuando se emita voto favorable por la mayoria de las acciones presentes, siempre y cuando hubiere existido quorum de presencia en los terminos del articulo XXVIII de los estatutos sociales.

            En el caso de Asambleas Extraordinarias, sus resoluciones seran validas cuando sean adoptadas por el voto favorable de las acciones que representen, cuando menos, el cincuenta por ciento de las acciones que integren el capital social.

                                 ARTICULO XXXI.

            Conforme a lo dispuesto en el articulo 178 de la Ley General de Sociedades Mercantiles, podran validamente los accionistas adoptar resoluciones sin la celebracion de Asamblea, siempre y cuando tales resoluciones consten por escrito firmado por todos los accionistas titulares de la totalidad de las acciones con derecho a voto representativas del capital de la sociedad. En todo caso sera responsibilidad de quien desempene el cargo de Secretario del Consejo de Administracion cerciorarse de la autenticidad de tales escritos, de su formalizacion y de su conservacion.

                             INFORMACION FINANCIERA

                                 ARTICULO XXXII.

            Dentro de los cuatro meses siguientes al cierre de cada ejercicio social, el Administrador Unico o el Consejo de Administracion, en su caso, formulara los siguientes estados financieros, los que deberan contener toda la informacion que sea necesaria para reflejar el estado que guarda la situacion financiera y operative de la sociedad, en terminos del enunciado general del articulo ciento setenta y dos de la Ley General de Sociedades Mercantiles:

            a) Estado de situacion financiera a la fecha de cierre del ejercicio social;

            b) Estado que muestre debidamente explicados y clasificados los resultados de la sociedad durante el ejercicio;

            c) Estado que muestre los cambios en la situacion financiera ocurridos durante el ejercicio social;

            d) Estado que muestre los cambios en las partidas que integran el capital contable ocurridos durante el ejercicio social; y

            e) Las notas complementarias o aclaratorias a los estados financieros anteriores.

                                ARTICULO XXXIII.

            Los estados financieros, junto con los documentos justificativos, deberan ser entregados al Comisario o Comisarios con un mes de anticipacion, cuando menos, a la fecha fijada para la Asamblea General Anual Ordinaria de Accionistas que sea convocada para resolver sobre los mismos.

                                 ARTICULO XXXIV.

            Dentro de los quince dias siguientes a la fecha en que les hayan sido entregados los estados financieros, los Comisarios deberan entregar al Administrador Unico o al Consejo de Administracion, segun sea el caso, un informe para los accionistas respecto de la veracidad, suficiencia y razonabilidad de la informacion que les haya sido presentada por el Consejo de Administracion o por el Administrador Unico.

            Dichos documentos quedaran en poder del Administrador Unico o del Consejo de Administracion, segun sea el caso, a disposicion de los accionistas, para su revision, por lo menos durante los quince dias anteriores a la fecha senalada para la Asamblea General Ordinaria Anual de Accionistas.

            Los estados financieros, una vez aprobados, deberan mandarse publicar y depositar en la forma y terminos previstos en el articulo ciento setenta y siete de la Ley General de Sociedades Mercantiles.

                                 ARTICULO XXXV.

            Las utilidades netas de cada ejercicio social seran distribuidas de la siguiente manera:

            1) El cinco por ciento para constituir y, si fuese necesario, para reconstituir, el fondo de reserva legal, hasta que sea igual a, cuando menos, el veinte por ciento del capital social;

            2) El saldo de las utilidades netas se aplicara segun lo determine la Asamblea General Ordinaria de Accionistas.

                                 ARTICULO XXXVI.

            Las perdidas, si las hubiere, seran reportadas primeramente por los fondos de reserva y, si estos fueren insuficientes, por el capital social pagado, en el entendido de que la responsabilidad de los accionistas en relacion a las obligaciones de la sociedad estara limitada al pago del valor nominal de sus respectivas acciones.

                            DISOLUCION Y LIQUIDACION

                                ARTICULO XXXVII.

            La sociedad se disolvera en cualquiera de los supuestos establecidos en la ley. Una vez disuelta la sociedad se pondra en liquidacion. La liquidacion se encomendara a uno o mas liquidadores designados por Asamblea Extraordinaria de Accionistas. Si la Asamblea no hiciere la designacion correspondiente la hara un Juez de lo Civil o de Distrito del domicilio de la sociedad a solicitud de cualquier accionista.

                                ARTICULO XXXVIII.

            En ausencia de instrucciones expresas en contrario dadas a los liquidadores por la Asamblea, la liquidacion se llevara a cabo de acuerdo con las siguientes bases generales:

            1) Conclusion de los negocios pendientes de la manera menos perjudicial para los acreedores y para los accionistas;

            2) Cobro de cuentas por cobrar y pago de deudas;

            3) Venta de todos los activos de la sociedad;

            4) Preparacion del balance final de liquidacion;

            5) Distribucion del remanente, si lo hubiere, entre los accionistas, en proporcion a su participacion en el capital social.

                             DISPOSICIONES GENERALES

                                 ARTICULO XXXIX.

            Los socios fundadores, como tales, no se reservan participacion alguna.

                                  ARTICULO XL.

            Todo extranjero que en el acto de la constitucion o en cualquier tiempo ulterior adquiera un interes o participacion social en la sociedad se considerara por ese solo hecho como mexicano respecto de uno y otra, y se entendera que conviene en no invocar la proteccion de su gobierno, bajo la pena, en caso de faltar a su convenio, de perder dicho interes o participacion en beneficio de la Nacion Mexicana.

            ALFONSO GONZALEZ ALONSO, notario treinta y uno del Distrito Federal,
CERTIFICA: Que la presente copia fotostatica, que consta de veintiseis fojas, impresas por ambos lados, con excepcion de la primera y la veinte, es fiel reproduccion de su original (de la uno a la diecinueve), de la a su vez copia fotostatica con medio sello impreso al extremo inferior izquierdo en original (la veinte) y de la a su vez copia certificada (de la veintiuno a la veintiseis), que tuvo a la vista y con las cuales la cotejo, levantando para constancia el registro numero mil novecientos setenta, en el libro de registro de cotejos del protocolo de la notaria a su cargo.

            Mexico, Distrito Federal, a veintitres de abril de mil novecientos noventa y ocho.

                                                                 EXHIBIT 3.11(C)

      Estatutos Sociales of REDAY, S.A. de C.V.


      Name, Domicile, Purpose, Duration and Nationality

      Article 1. The name of the company is "Reday" which denomination shall always be followed by the words "Sociedad Anonima de Capital Variable," or by their abbreviation, "S.A. de C.V."

      Article 2. The domicile of the company is Distrito Federal, Mexico. However, the company may establish agencies or branches in any other part of Mexico or a foreign territory, or designate conventional domiciles for the execution of specific acts and contracts.

      Article 3. The purpose of the company is:

      1. To acquire, establish, dispose of, lease or sublease or take under lease or sublease, administer, operate, and possess, in any manner permitted by law, factories, industrial plants, workshops, laboratories, warehouses, offices, stores and any form of personal property, as well as to grant the use and enjoyment thereof to third parties through lease and sublease contracts and any other manner prescribed by law.

      2. To construct, build, repair, reconstruct, demolish, plan and design all classes of buildings, structures, factories, industrial plants, workshops laboratories, warehouses, offices, stores and any form of personal property.

      3. To acquire, alienate, encumber, lease, sublease or take under lease or sublease and do business with any kind of real property.

      4. To lend or to receive services for construction, design and consultation, as well as administrative and supervisory services.

      5. To offer all classes of technical service, administrative consulting and supervision to industrial and commercial entities, in Mexico and abroad, and to receive the same services from such other industrial and commercial entities.

      6. To solicit, obtain, register, purchase, utilize, and dispose of and acquire in any other form, trademarks, trade names, copyrights, patents, inventions and processes.

      7. To act as contractor, subcontractor, agent or representative and to appoint contractors, subcontractors, agents and representatives.

      8. To acquire shares, participations, interests and obligations of all types of enterprises and corporations, whether commercial or not, and take part in their management.

      9. To act as agent, or to represent in any other manner, all types of companies and individuals, within or outside Mexico.

      10. To lend or borrow money by any means, with or without security, issue bonds or other types of obligations, and grant mortgages and real or personal property of the company. The company shall have the power to grant security interests to third parties, as well as guaranty the obligations of third parties. The foregoing shall be carried out in each case under the supervision and intervention of those institutions whose participation is required by law.

      11. To issue, subscribe to, accept and negotiate all forms of credit agreements.

      12. To execute any and all acts that are permitted by law.

      Article 4. The duration of the company shall be 99 years, beginning with the date of its incorporation.

      Article 5. The capital stock shall be variable. The fixed portion of the capital, which is not subject to withdrawal, is Ps.$10,000.00 New Pesos (Ten Thousand New Pesos), represented by 10,000 ordinary, Series "A" shares, with a par value of Ps.$1.00 New Peso (One New Peso) per share.

      The variable portion of the capital stock shall be designated as Series "B" shares. At the date of adoption of these estatutos, the variable capital stock of the company is PsN$25,162,154.00 (Twenty-Five Million One Hundred Sixty Two Thousand and One Hundred Fifty Four New Pesos), represented by 25,162,154 (twenty five million one hundred sixty two thousand and one hundred fifty four) ordinary Series "B" shares with a par value of PsN$1.00 (One New Peso).

      In any case, the participation of foreign investors in the capital stock of the company shall be subject to the applicable provisions of the Law on Foreign Investment and its applicable regulations.

      Stock certificates and provisional certificates shall comply with the requirements specified in Article 125 of the General Corporations Law; stock certificates may represent title to one or more shares and shall bear the signature of two members of the Board of Directors or by the Sole Administrator, as the case may be.

      Article 6. Each increase or reduction of the fixed capital stock of the company shall be declared by an Extraordinary Stockholders' Meeting. Each increase or reduction of the variable capital stock of the company shall be declared by an Ordinary Shareholders' Meeting.

      According to the provisions of Article 132 of the General Corporations Law, in the case of increase in the capital stock of the corporation, stockholders shall have a preemptive right to subscribe to those shares representing the increase in the capital stock of the company. In such a case, the subscription right may be exercised in proportion to the number of outstanding shares which the stockholder already owns.

      Resolutions adopted at Stockholders' Meetings that approve any increase in the capital stock of the company shall be published in the Official Gazette of the Federation (Diario Oficial de la Federacion). Additionally, notice of the adoption of such resolutions shall be sent to the Stockholders by certified mail prior to the date of publication, to those addresses that are inscribed in the Stock Registry Book of the company. In the event that there are Stockholders domiciled outside of Mexico, notice shall be sent by certified air mail.

      The Stockholders may exercise their preemptive rights within fifteen (15) calendar days following the date of publication of the resolution adopting an increase in the capital stock of the company. However, if the entire capital stock of the company shall have been represented in any meeting adopting an increase in capital stock, the period of fifteen (15) calendar days shall be counted from the date of such meeting.

      Article 7. The company may reacquire shares representing the capital stock of the company for their redemption with dividends through the means specified by resolution of an Extraordinary Stockholders' Meeting, without diminution of the capital stock of the company. The designation of those shares that shall be redeemed shall be made by means of a lottery, the terms and conditions of which shall be determined by the Extraordinary Stockholders' Meeting, or by their delegation of such powers to the Board of Directors. The foregoing redemption right shall be subject to the maximum amount of profits that may be issued for such a purpose, such amount to be determined by the Extraordinary Stockholders' Meeting. Title to those shares that shall have been redeemed according to the provisions of this paragraph shall be deemed extinguished upon redemption.

                                 ADMINISTRATION

      Article 8. The administration of the company shall be entrusted to a Sole Administrator or to a Board of Directors composed of the number of Directors determined by the Ordinary Stockholders' Meeting. If the Stockholders shall deem it necessary, they may designate an Alternate Sole Administrator or Alternate members of the Board of Directors, as the case may be. The Sole Administrator or the members of the Board of Directors, as the case may be, need not be Stockholders. They shall hold their offices until their successors take their place, but they may be reelected and shall receive compensation as determined by the Ordinary Stockholders' Meeting.

      Article 9. In the event that the company is administered by a Board of Directors, any Stockholder or group of Stockholders representing at least 25% (Twenty-Five Percent) of the capital stock of the company shall have the right to appoint one member of the Board of Directors and his/her Alternate. In the event that no Stockholder or group of Stockholders exercises the minority Stockholders' rights established by this Article, all the members of the Board of Directors shall be appointed by a majority of Stockholder votes.

      Article 10. The Board of Directors or the Sole Administrator, as the case may be, shall have the following authority and obligations:

      1. General power of attorney for lawsuits and collections, with the broadest power as permitted by law, in the terms of the first paragraph of
Article 2554 of the Civil Code for the Federal District and its correlative Articles of any Civil Code of the states comprising the United Mexican States (the "Civil Code"), with all general and such special powers as may be required, including those provided in Article 2587 of the Civil Code, wherefore they will have, without limiting the generality of the foregoing, the following authority: to represent the company before Federal, State, Municipal, Administrative and Judicial authorities, before the Secretary of Labor and before Conciliation and Arbitration Boards and to sign such documents as may be required in the exercise of this power of attorney; to exercise all types of rights and actions before any and all authorities and Boards of Conciliation and Arbitration; to submit to any jurisdiction; to promote and withdraw from litigation; to file charges and criminal complaints and appear as offended party and assist the District Attorney and grant pardons; to compromise; to submit to arbitration; to take and answer depositions; to accept and release all kind of guarantees; to assign property and to perform all other actions which are expressly determined by law.

      2. General power of attorney for acts of administration, under the terms of the second paragraph of Article 2554 of the Civil Code, including the authority to execute, amend, carry out and rescind all kind of contracts and agreements, to obtain loans and in general, to carry out all acts that are related directly or indirectly to the corporate purposes.

      3. General power of attorney for acts of ownership, under the terms of the third paragraph of Article 2554 of the Civil Code, including the authority to acquire personal and real property, to transfer title to as well as to encumber by pledge, mortgage or otherwise, personal and real property.

      4. Power to issue, sign and endorse negotiable instruments in accordance with Article 9 of the General Law of Negotiable Instruments and Credit Transactions.

      5. Power to establish branches and agencies in any location of the United Mexican States or abroad and to close such branches or agencies.

      6. Power to designate and remove managers, officers and employees of the company and to determine their powers, duties and remuneration.

      7. Power to formulate internal regulations affecting employment in the company.

      8. Power to convene Stockholders' Meetings and to execute their resolutions.

      9. Power to exercise any other authority granted to it in these estatutos and those powers that are by implication necessary to carry out the terms of the estatutos.

      10. Power to confer and revoke general and special powers of attorney within the scope of the aforementioned powers.

      Article 11. To facilitate the administration of the company when the Board of Directors are in session, a President and a Secretary of the Board of Directors shall be designated by the Ordinary Stockholders or by the Board of Directors, such designation to be made for the purpose of performance of specific duties on the part of the President and Secretary. The Secretary does not have to be a member of the Board of Directors.

      Article 12. In order for meetings of the Board of Directors to be legally held, the attendance of at least the majority of the Directors or their respective alternates shall be required. Resolutions of the Board of Directors shall be valid only if adopted by the affirmative vote of the majority of the members of the Board of Directors present at the meeting.

      In accordance with the provisions of Article 143 of the General Corporations Law, the members of the Board of Directors may adopt valid resolutions without a formal meeting, provided that such resolutions, which shall be made in writing, are signed by all the members of the Board of Directors. In any case, it shall be the responsibility of the person designated as Secretary of the Board of Directors to ensure the authenticity of the signatures, and their preservation in the corporate records.

      Article 13. The President of the Board of Directors does not hold voting power to break any impasse that may occur during any meeting of the Board of Directors. If the President or the Secretary do not preside over any meeting of the Board of Directors, their respective duties shall be carried out by a board member designated by the majority vote of those Directors who are present at the meeting. All acts of the Board shall be transcribed in a Corporate Minutes Book, which shall be signed by those who are the President and Secretary of the Board of Directors, or any other Director attending such a meeting.

      Article 14. In order to guarantee the performance of their specific duties, the Sole Administrator, or as the case may be, the Board of Directors and their respective Alternates, shall deposit with the company PsN$100.00 (One Hundred New Pesos) or in the alternative, a surety bond granted in favor of the company in the same amount. Each member of the Board of Directors, or the Sole Administrator, as the case may be, may not withdraw the amount granted to the company as a guaranty until the discharge of their duties shall have been approved by the Ordinary Stockholders' Meeting. Officers and other officials shall grant to the company guaranties in the manner prescribed, if any, by the Ordinary Stockholders' Meeting or the Board of Directors.

                            OVERSIGHT OF THE COMPANY

      Article 15. The oversight of the company shall be entrusted to one or more Statutory Auditors, as may be determined by the Stockholders in a General Meeting. An Alternate Statutory Auditor may be designated for each Statutory Auditor.

      Article 16. The Statutory Auditors need not also be Stockholders of the company; they may be reelected and shall continue to discharge their duties until their successors take office.

      Article 17. The Statutory Auditors shall have the powers and obligations granted to them by Article 166 of the General Corporations Law.

      Article 18. The Statutory Auditors shall grant to the company the guaranty amounts mentioned in Article 14 of these estatutos, and may only withdraw such guaranty amounts if the discharge of their duties shall have been approved by the Ordinary Stockholders' Meeting.

                             STOCKHOLDERS' MEETINGS

      Article 19. Stockholders' meetings shall take place at the corporate domicile. Those meetings which shall determine matters pursuant to Article 182 of the General Corporations Law shall be known as Extraordinary Stockholders' Meetings. All other meetings shall be designated as Ordinary Stockholders' Meetings.

      Article 20. Calls for all Stockholders' Meetings shall be made by the Sole Administrator or the President or Secretary of the Board of Directors, as the case may be, in the manner permitted by law, or may be made by the Statutory Auditor or Auditors. However, any Stockholder or group of Stockholders representing at least 33% (Thirty-Three Percent) of the capital stock of the company may, by written demand at any time, require the Sole Administrator or the President or Secretary of the Board of Directors, or the Statutory Auditors, to convene a meeting of the Stockholders to pass specifically upon those issues enumerated in the demand letter. Any Stockholder holding at least one share of the capital stock of the company shall have the same rights described herein in the case of an event specified by Article 185 of the General Corporations Law. If after the demand letter is served by the Stockholder or Stockholders holding the rights mentioned in this Article 20 on the appropriate person, and such person does not convene a meeting of the Stockholders within fifteen (15) days following the date of the demand letter, such demand may be made upon any Civil or District Judge by any interested Stockholder.

      Article 21. Calls for Stockholders' Meetings shall be published in the Official Gazette of the Federation (Diario Oficial de la Federacion) at least fifteen (15) days prior to the date fixed for such a meeting. Additionally, notice of calls shall be sent to Stockholders by certified mail prior to the date of publication. For those Stockholders who are domiciled outside of Mexico, notice shall be sent by certified air mail. Calls and notices of calls for Stockholders' Meetings shall contain an Agenda to be passed upon or discussed at such a meeting and shall be signed by the person sending such notice.

      Article 22. Stockholders' Meetings may be held without the need for prior publication if the entire capital stock of the company is represented at any meeting.

      Article 23. Only those Stockholders whose names are registered in the Stock Registry Book of the company shall be admitted to Stockholders' Meetings.

      Article 24. Stockholders may be represented at the meetings by an attorney-in-fact holding a general or a special power of attorney or by an attorney-in-fact designated by means of a simple letter of proxy.

      Article 25. The acts of the Stockholders' Meetings shall be transcribed in a Minute Book that shall be signed by those serving as President and Secretary at the meeting, by the Statutory Auditors who are present at the meeting and by those Stockholders or their representatives who wish to sign the Minute Book.

      Article 26. Stockholders' meetings shall be presided over the Sole Administrator or the Chairman of the Board of Directors, as the case may be. In their absence, such meetings shall be presided over by the person designated for such purposes by the majority of those present at the corresponding meeting. The Secretary of the Board of Directors shall act as Secretary of Stockholders' Meetings and, in his absence, the person designated for such purposes by Stockholders in the corresponding meeting.

      Article 27. Ordinary Stockholders' Meetings shall take place at least once a year within four (4) months following the close of the fiscal year. In addition to the subjects specified in the Agenda, the Annual Stockholders' Meeting may specifically discuss, approve and modify the report of the Board of Directors, including reports on the financial condition of the company as required under Article 172 of the General Corporations Law; the Stockholders' shall also receive the reports or accounts of the Statutory Auditors.

      Article 28. Ordinary Stockholders' Meetings shall be considered legally held on a first or subsequent call if Stockholders holding at least 50% (fifty percent) of all of outstanding voting capital stock are present or represented at such a meeting.

      Article 29. Extraordinary Stockholders' Meetings shall be considered legally held on a first call if at least 75% (seventy five percent) of the outstanding voting capital stock of the company are present or represented in such meetings; in the event of a second or subsequent call, the Extraordinary Stockholders' Meeting shall be considered legally held if at least 50% (fifty percent) of the outstanding voting capital stock of the company are present or represented at such meetings.

      Article 30. Resolutions of Ordinary Stockholders' Meetings shall be valid if adopted by the affirmative vote of Stockholders representing a majority of the outstanding capital stock of the company are present or represented at the meeting, and when there shall have been convened a quorum as that term is defined in Article 28.

            In the event of an Extraordinary Shareholders' Meeting, their resolutions shall be valid if adopted by the affirmative vote of Stockholders representing 50% (fifty percent) of the total outstanding voting capital stock of the company.

      Article 31. In accordance with Article 178 of the General Corporations Law, the Stockholders may adopt valid resolutions without formally convening in a meeting by written consent signed by all the Stockholders of the company entitled to vote. In such a case, it shall be the responsibility of the person designated as the Secretary of the Board of Directors to ensure the authenticity of the Stockholders' signatures and to keep a record of the same.

                                FINANCIAL REPORTS

      Article 32. Within four (4) months following the close of each fiscal year, the Sole Administrator or the Board of Directors, as the case may be, shall formulate the following financial reports respecting the company, which shall contain all the information necessary to reflect the financial and operational state of the company, as such reporting is required by Article 172 of the General Corporations Law:

      a) The financial state of the company at the date of the close of the fiscal year (Annual Financial Report).

      b) Reports showing explanations and classifications of the operational state of the company during the preceding fiscal year (Annual Business Report).

      c) Reports indicating changes in the financial state of the company during the course of the preceding fiscal year.

      d) Reports indicating any changes in the items that make up the capital stock of the company during the preceding fiscal year.

      e) Any notes or clarifications accompanying any of the preceding reports.

      Article 33. All financial and business reports, together with any documents justifying the findings contained in the reports, shall be delivered to the Statutory Auditor or Auditors, for their inspection, within one (1) month of the date fixed for the Annual Shareholders' Meeting.

      Article 34. Within fifteen (15) days following the date of receipt of financial and business reports, the Statutory Auditors shall issue to the Sole Administrator or to the Board of Directors, as the case may be, a written opinion for the Stockholders discussing the veracity, sufficiency, and reasonability of the information which had been presented to the Auditor(s) by the Sole Administrator or by the Board of Directors, as the case may be.

      The aforementioned documents shall remain in the possession of the Sole Administrator or the Board of Directors, as the case may be, but shall be available to the Stockholders for their review at least fifteen (15) days prior to the Annual Stockholders' Meeting.

      The financial reports, once approved, shall be sent for publication and deposited in the manner prescribed by Article 177 of the General Corporations Law.

      Article 35. The net profits obtained in each fiscal year shall be applied as follows:

      1) 5% (five per cent) of the net profits shall be set aside for creating or restoring the Legal Reserve, as the case may be, until it equals one-fifth of the corporate capital stock.

      2) The remainder shall be distributed as determined by the Stockholders in an Ordinary Meeting.

      Article 36. Losses, if there shall have been any, shall be applied against the Legal Reserve, and if such Reserve is insufficient, against paid capital stock, with the understanding that the obligations of the Stockholders with respect to any obligations of the company shall be limited to the extent of the par value of their respective shares.

                           DISSOLUTION AND LIQUIDATION

      Article 37. The company shall be dissolved in such manner as generally prescribed by applicable law. Once dissolved, the company shall be liquidated. The liquidation shall be entrusted in one or more liquidators designated by the Stockholders' in an Extraordinary Meeting resolving upon dissolution. If no such designation shall have been made, the dissolution of the company shall be entrusted in a Civil or District Judge of the corporate domicile at the request of any Stockholder.

      Article 38. In the event that the Stockholders shall not give specific instructions to the liquidator(s), the purpose of the liquidation shall proceed upon the following general grounds.

      1) Conclusion of all pending business in the manner least prejudicial to creditors and the Stockholders.

      2) Recovery of all debts and accounts receivable and the payment by the company of any outstanding debts.

      3) The sale of all the assets of the company.

      4) Preparation of final balances after liquidation.

      5) Distribution of any remaining proceeds of the liquidation, if any, among the Stockholders in proportion to their participation in the capital stock of the company.

                               GENERAL PROVISIONS

      Article 39. The promoters of the company, as such may exist, shall hold no participation in the company upon the date of incorporation.

      Article 40. The company is of Mexican nationality. Any foreigner who, at the time of incorporation or at any time thereafter, acquires a corporate interest or participation in the company shall be considered by that fact alone as Mexican with respect to such interest or participation and it shall be understood that such foreigner agrees not to invoke the protection of its Government under penalty, in case of failure to comply with such agreement, of forfeiture of such interest or participation in favor of the Mexican Nation.